                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                ORIGEN MANUFACTURED HOUSING CONTRACT TRUST 2004-B

                                     Issuer

                                       and

                               JPMORGAN CHASE BANK

                                Indenture Trustee

                      ------------------------------------

                                    INDENTURE

                          Dated as of September 1, 2004

                      ------------------------------------

        ORIGEN MANUFACTURED HOUSING CONTRACT TRUST COLLATERALIZED NOTES,
                                  SERIES 2004-B

                             ----------------------

                                TABLE OF CONTENTS

   Section                                                                                                           Page
   -------                                                                                                           ----
                                                  ARTICLE I

                                                 DEFINITIONS

Section 1.01       Definitions...............................................................................         2
Section 1.02       Incorporation by Reference of Trust Indenture Act.........................................         2
Section 1.03       Rules of Construction.....................................................................         2

                                                 ARTICLE II

                                       ORIGINAL ISSUANCE OF THE NOTES

Section 2.01       Form......................................................................................         3
Section 2.02       Execution, Authentication and Delivery....................................................         3
Section 2.03       Acceptance of Contracts by Indenture Trustee..............................................         4

                                                 ARTICLE III

                                                  COVENANTS

Section 3.01       Collection of Payments with respect to the Contracts......................................         5
Section 3.02       Maintenance of Office or Agency...........................................................         5
Section 3.03       Money for Payments To Be Held in Trust; Paying Agent......................................         5
Section 3.04       Existence.................................................................................         7
Section 3.05       Payment of Principal and Interest.........................................................         7
Section 3.06       Protection of Trust Estate................................................................         7
Section 3.07       Opinions as to Trust Estate...............................................................         8
Section 3.08       Performance of Obligations................................................................         8
Section 3.09       Negative Covenants........................................................................         9
Section 3.10       [Reserved]................................................................................         9
Section 3.11       [Reserved]................................................................................         9
Section 3.12       Representations and Warranties Concerning the Contracts...................................         9
Section 3.13       Amendments to Servicing Agreement.........................................................        10
Section 3.14       Servicer as Agent and Bailee of the Indenture Trustee.....................................        10
Section 3.15       Investment Company Act....................................................................        10
Section 3.16       Issuer May Consolidate, etc...............................................................        10
Section 3.17       Successor or Transferee...................................................................        12
Section 3.18       No Other Business.........................................................................        12
Section 3.19       No Borrowing..............................................................................        12
Section 3.20       Guarantees, Loans, Advances and Other Liabilities.........................................        12
Section 3.21       Capital Expenditures......................................................................        12
Section 3.22       Reserved..................................................................................        13
Section 3.23       Restricted Payments.......................................................................        13

Section 3.24       Notice of Events of Default...............................................................        13
Section 3.25       Further Instruments and Acts..............................................................        13
Section 3.26       Statements to Noteholders.................................................................        13
Section 3.27       [Reserved]................................................................................        13
Section 3.28       Certain Representations Regarding the Trust Estate........................................        13

                                                 ARTICLE IV

                             THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01       The Notes.................................................................................        14
Section 4.02       Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note
                   Registrar and Certificate Registrar.......................................................        15
Section 4.03       Mutilated, Destroyed, Lost or Stolen Notes................................................        16
Section 4.04       Persons Deemed Owners.....................................................................        17
Section 4.05       Cancellation..............................................................................        17
Section 4.06       Book-Entry Notes..........................................................................        17
Section 4.07       Notices to Depository.....................................................................        18
Section 4.08       Definitive Notes..........................................................................        18
Section 4.09       Tax Treatment.............................................................................        18
Section 4.10       Satisfaction and Discharge of Indenture...................................................        19
Section 4.11       Application of Trust Money................................................................        20
Section 4.12       Restrictions on Transfer of Class B-2 Notes...............................................        20
Section 4.13       Repayment of Monies Held by Paying Agent..................................................        20
Section 4.14       Temporary Notes...........................................................................        20
Section 4.15       Representation Regarding ERISA............................................................        20

                                                  ARTICLE V

                                            DEFAULT AND REMEDIES

Section 5.01       Events of Default.........................................................................        21
Section 5.02       Acceleration of Maturity; Rescission and Annulment........................................        21
Section 5.03       Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.................        22
Section 5.04       Remedies; Priorities......................................................................        24
Section 5.05       Optional Preservation of the Trust Estate.................................................        25
Section 5.06       Limitation of Suits.......................................................................        25
Section 5.07       Unconditional Rights of Noteholders To Receive Principal and Interest.....................        26
Section 5.08       Restoration of Rights and Remedies........................................................        26
Section 5.09       Rights and Remedies Cumulative............................................................        26
Section 5.10       Delay or Omission Not a Waiver............................................................        26
Section 5.11       Control By Noteholders....................................................................        26
Section 5.12       Waiver of Past Defaults...................................................................        27
Section 5.13       Undertaking for Costs.....................................................................        27
Section 5.14       Waiver of Stay or Extension Laws..........................................................        27
Section 5.15       Sale of Trust Estate......................................................................        28
Section 5.16       Action on Notes...........................................................................        29
Section 5.17       Performance and Enforcement of Certain Obligations........................................        29

                                                 ARTICLE VI

                                            THE INDENTURE TRUSTEE

Section 6.01       Duties of Indenture Trustee...............................................................        30
Section 6.02       Rights of Indenture Trustee...............................................................        31
Section 6.03       Individual Rights of Indenture Trustee....................................................        32
Section 6.04       Indenture Trustee's Disclaimer............................................................        32
Section 6.05       Notice of Event of Default................................................................        32
Section 6.06       Reports by Indenture Trustee to Holders and Tax Administration............................        32
Section 6.07       Compensation and Indemnity................................................................        32
Section 6.08       Replacement of Indenture Trustee..........................................................        33
Section 6.09       Successor Indenture Trustee by Merger.....................................................        34
Section 6.10       Appointment of Co-Indenture Trustee or Separate Indenture Trustee.........................        34
Section 6.11       Eligibility; Disqualification.............................................................        35
Section 6.12       Preferential Collection of Claims Against Issuer..........................................        36
Section 6.13       Representations and Warranties............................................................        36
Section 6.14       Directions to Indenture Trustee...........................................................        36
Section 6.15       The Agents................................................................................        36

                                                 ARTICLE VII

                                       NOTEHOLDERS' LISTS AND REPORTS

Section 7.01       Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders....................        37
Section 7.02       Preservation of Information; Communications to Noteholders................................        37
Section 7.03       Reserved..................................................................................        37
Section 7.04       Reports by Indenture Trustee..............................................................        37
Section 7.05       Statements to Noteholders.................................................................        37

                                                ARTICLE VIII

                                    ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01       Collection of Money.......................................................................        39
Section 8.02       Payments on the Notes.....................................................................        39
Section 8.03       Officer's Certificate.....................................................................        43
Section 8.04       Termination Upon Distribution to Noteholders..............................................        43
Section 8.05       Release of Trust Estate...................................................................        44
Section 8.06       Surrender of Notes Upon Final Payment.....................................................        44
Section 8.07       Optional Redemption of the Notes; Auction.................................................        44
Section 8.08       Allocation of Realized Losses.............................................................        46

                                                 ARTICLE IX

                                           SUPPLEMENTAL INDENTURES

Section 9.01       Supplemental Indentures Without Consent of Noteholders....................................        46
Section 9.02       Supplemental Indentures With Consent of Noteholders.......................................        48
Section 9.03       Execution of Supplemental Indentures......................................................        49
Section 9.04       Effect of Supplemental Indenture..........................................................        49
Section 9.05       Conformity with Trust Indenture Act.......................................................        49
Section 9.06       Reference in Notes to Supplemental Indentures.............................................        50

                                                  ARTICLE X

                                                MISCELLANEOUS

Section 10.01      Compliance Certificates and Opinions, etc.................................................        50
Section 10.02      Form of Documents Delivered to Indenture Trustee..........................................        51
Section 10.03      Acts of Noteholders.......................................................................        52
Section 10.04      Notices etc., to Indenture Trustee Issuer and Rating Agencies.............................        53
Section 10.05      Notices to Noteholders; Waiver............................................................        53
Section 10.06      Conflict with Trust Indenture Act.........................................................        54
Section 10.07      Effect of Headings........................................................................        54
Section 10.08      Successors and Assigns....................................................................        54
Section 10.09      Separability..............................................................................        54
Section 10.10      Third Party Beneficiary...................................................................        54
Section 10.11      Legal Holidays............................................................................        54
Section 10.12      GOVERNING LAW.............................................................................        54
Section 10.13      Counterparts..............................................................................        55
Section 10.14      Recording of Indenture....................................................................        55
Section 10.15      Issuer Obligation.........................................................................        55
Section 10.16      No Petition...............................................................................        55
Section 10.17      Inspection................................................................................        55
Section 10.18      No Recourse to Owner Trustee..............................................................        56
Section 10.19      Proofs of Claim...........................................................................        56

EXHIBITS

Exhibit A-1     Form of Class A-[_] Note
Exhibit A-2     Form of Class M-[_] Note
Exhibit A-3     Form of Class B-1 Note
Exhibit A-4     Form of Class B-2 Note
Exhibit B       List of Contracts
Exhibit C       Form of Custodial Agreement
Exhibit D       Form of Rule 144A Affidavit for Transferees of Class B-2 Notes
Appendix A      Definitions

      This Indenture, dated as of September 1, 2004 is entered into between Origen Manufactured Housing Contract Trust 2004-B, a Delaware statutory trust, as Issuer (the "Issuer"), and JPMorgan Chase Bank, a New York banking association, as Indenture Trustee (the "Indenture Trustee").

                                WITNESSETH THAT:

      Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's Notes, Series 2004-B (the "Notes").

                                 GRANTING CLAUSE

      The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created by (a) the Contracts (including without limitation any Eligible Substitute Contracts assigned to the Depositor pursuant to the Asset Purchase Agreement and assigned to the Issuer pursuant to the Trust Agreement from time to time) and the proceeds thereof and all rights under the Related Documents; (b) all funds on deposit from time to time in the Collection Account allocable to the Contracts excluding any investment income from such funds; (c) all funds on deposit from time to time in the Note Payment Account and in all proceeds thereof; (d) all rights under (i) the Asset Purchase Agreement as assigned to the Issuer, (ii) the Servicing Agreement, and (iii) all rights under every Hazard Insurance Policy relating to a Manufactured Home or Mortgaged Property securing a Contract for the benefit of the creditor of such Contract, and (iv) all documents contained in the Contract Files and the Land-and-Home Contract Files, subject to the exceptions set forth in the Initial Certification and the Final Certification delivered by the Custodian, in the forms of Exhibit A-1 and Exhibit A-2 to the Custodial Agreement, respectively; and (e) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Trust Estate" or the "Collateral").

      The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

      The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

      Section 1.02 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act (the "TIA"), the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

            "Commission" means the Securities and Exchange Commission.

            "indenture securities" means the Notes.

            "indenture security holder" means a Noteholder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Indenture Trustee.

            "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

      All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules and have the meanings assigned to them by such definitions.

      Section 1.03 Rules of Construction. Unless the context otherwise requires:

            (i)   a term has the meaning assigned to it;

            (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

            (iii) "or" is not exclusive;

            (iv)  "including" means including without limitation;

            (v) words in the singular include the plural and words in the plural include the singular; and

            (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                         ORIGINAL ISSUANCE OF THE NOTES

      Section 2.01 Form. The Class A Notes, the Mezzanine Notes and the Class B Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibits A-1, A-2 and A-3 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

      The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

      The terms of the Notes set forth in Exhibits A-1, A-2 and A-3 to this Indenture are part of the terms of this Indenture.

      Section 2.02 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      The Indenture Trustee shall upon Issuer Request authenticate and deliver the Class A Notes, the Mezzanine Notes, the Class B-1 Notes and the Class B-2 Notes for original issue in an aggregate initial principal amount of $173,000,000. The Class A-1 Notes shall be issued in an aggregate initial Note Balance of $49,000,000, the Class A-2 Notes shall be issued in an aggregate initial Note Balance of $42,300,000, the Class A-3 Notes shall be issued in an aggregate initial Note Balance of $16,100,000, the Class A-4 Notes shall be issued in an aggregate initial Note Balance of $21,600,000, the Class M-1 Notes shall be issued in an aggregate initial Note Balance of $19,000,000, the Class M-2 Notes shall be issued in an aggregate initial Note Balance of $11,000,000, the Class B-1 Notes shall be issued in an aggregate initial Note Balance of $10,000,000, and the Class B-2 Notes shall be issued in an aggregate initial Note Balance of $4,000,000.

      Each of the Notes shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Note Balances of $25,000 and in integral multiples of $1 in excess thereof.

      No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

      Section 2.03 Acceptance of Contracts by Indenture Trustee.

      (a) The Indenture Trustee or the Custodian acknowledges receipt of, subject to the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) referred to in Section 2.2 of the Asset Purchase Agreement, and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Estate as Indenture Trustee in trust for the use and benefit of all present and future Holders of the Notes or, in the case of the Custodian, on behalf of the Indenture Trustee.

      The Indenture Trustee, or the Custodian on its behalf, shall, for the benefit of the Noteholders, review each Asset File on or before the Closing Date and certify in substantially the form attached to the Custodial Agreement as Exhibit A-1 thereto that, as to each Contract listed in the List of Contracts (other than any Contract specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Asset File (other than assumption and modification agreements) required to be delivered to it pursuant to the Asset Purchase Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Contract and (iii) based on its examination and only as to the foregoing, the information set forth in the List of Contracts accurately reflects information set forth in the Asset File. It is herein acknowledged that, in conducting such review, neither the Indenture Trustee nor the Custodian shall be under any duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, or appropriate for the represented purpose or whether they have actually been recorded or that they are other than what they purport to be on their face or (ii) to determine whether any Asset File should include any of the documents concerning assumption and modification agreements.

      Prior to the first anniversary date of this Indenture the Indenture Trustee or the Custodian shall deliver to the Depositor and the Servicer a final certification in the form annexed to the Custodial Agreement as Exhibit A-2 evidencing the completeness of the Asset Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

      If in the process of reviewing the Asset Files and making or preparing, as the case may be, the certifications referred to above, the Indenture Trustee or the Custodian finds any document or documents constituting a part of an Asset File to be missing or defective in any material respect, at the conclusion of its review the Indenture Trustee or the Custodian shall so notify the Depositor and the Servicer. In addition, upon the discovery by the Indenture Trustee of a breach of any of the representations and warranties made by the Originator and the Seller in the Asset Purchase Agreement in respect of any Contract which materially adversely affects such Contract or the interests of the related Noteholders in such Contract, the Indenture Trustee party discovering such breach shall give prompt written notice to the Depositor, the Servicer, the Originator and the Seller.

      (b) Upon receipt by the Trust Estate by deposit in the Note Payment Account of the Repurchase Price for a repurchased Contract under Section 2.03 of the Servicing Agreement, or the delivery of an Eligible Substitute Contract pursuant to subsection 3.6(b) of the Asset Purchase Agreement, and upon receipt of a certificate of an Officer of the Originator in the form attached as Exhibit B to the Servicing Agreement or, with respect to any Eligible Substitute Contract delivered under subsection 3.6(b) of the Asset Purchase Agreement, a certificate of an Officer of the Originator in the form attached as Exhibit A to the Asset Purchase Agreement, the Indenture Trustee shall release or shall cause the Custodian to release the related Asset File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by the Originator as are necessary to vest in the Originator title to and rights under the related Contract.

                                  ARTICLE III

                                    COVENANTS

      Section 3.01 Collection of Payments with respect to the Contracts. The Indenture Trustee shall establish and maintain an Eligible Account (the "Note Payment Account") in which the Indenture Trustee shall deposit, on the same day as received from the Servicer, amounts received from the Servicer pursuant to
Section 3.06(a) of the Servicing Agreement. The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from monies on deposit in the Note Payment Account.

      Section 3.02 Maintenance of Office or Agency. The Issuer will maintain an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders may be made and notices and demands may be made or served at the Corporate Trust Office.

      Section 3.03 Money for Payments To Be Held in Trust; Paying Agent. As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Note Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03. The Issuer hereby appoints the Indenture Trustee as its Paying Agent.

      The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

            (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

            (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

            (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

            (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

            (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

            (vi) not commence a bankruptcy proceeding against the Issuer in connection with this Indenture.

      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense and direction f the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

      Section 3.04 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Contracts and each other instrument or agreement included in the Trust Estate.

      Section 3.05 Payment of Principal and Interest. On each Payment Date from amounts on deposit in the Note Payment Account in accordance with Section 8.02 hereof, the Indenture Trustee shall pay to the Persons and to the extent provided therein, the Amount Available for such Payment Date.

      Section 3.06 Protection of Trust Estate.

      (a) The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

            (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

            (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

            (iii) cause the Issuer or Servicer to enforce any of the rights to the Contracts; or

            (iv) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

      (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to
Section 3.07(a) hereof, or if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b) hereof, unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions).

      The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.06 upon the Issuer's preparation thereof and delivery to the Indenture Trustee.

      Section 3.07 Opinions as to Trust Estate.

      (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

      (b) On or before April 15th in each calendar year, beginning in 2005, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and first priority security interest in the Collateral and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest in the Collateral until December 31st in the following calendar year.

      Section 3.08 Performance of Obligations.

      (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Trust Estate.

      (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer.

      (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Contracts or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Contracts or any such instrument, except such actions as the Servicer is expressly permitted to take in the

Servicing Agreement. The Indenture Trustee may exercise the rights of the Issuer to direct the actions of the Servicer pursuant to the Servicing Agreement.

      (d) The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

      Section 3.09 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

            (i) except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate, unless directed to do so by the Indenture Trustee;

            (ii) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

            (iii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

            (iv) waive or impair, or fail to assert rights under, the Contracts, or impair or cause to be impaired the Issuer's interest in the Contracts, the Asset Purchase Agreement or in any Basic Document, if any such action would materially and adversely affect the interests of the Noteholders.

      Section 3.10 [Reserved].

      Section 3.11 [Reserved].

      Section 3.12 Representations and Warranties Concerning the Contracts. The Indenture Trustee, as pledgee of the Contracts, has the benefit of the representations and warranties made by the Originator and the Seller in the Asset Purchase Agreement concerning the Originator, the Seller and the Contracts to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee has actual knowledge of any breach of any representation or warranty made by the Originator and the Seller in the Asset Purchase Agreement, the Indenture Trustee shall promptly notify the Originator of such finding and the Originator's obligation to cure such defect or repurchase or substitute for the related Contract.

      Section 3.13 Amendments to Servicing Agreement. The Issuer covenants with the Indenture Trustee that it will not enter into any amendment or supplement to the Servicing Agreement without the prior written consent of the Indenture Trustee.

      Section 3.14 Servicer as Agent and Bailee of the Indenture Trustee. Solely for purposes of perfection under Section 9-305 of the UCC or other similar applicable law, rule or regulation of the state in which such property is held by the Servicer, the Issuer and the Indenture Trustee hereby acknowledge that the Servicer is acting as bailee of the Indenture Trustee in holding amounts on deposit in the Collection Account, as well as its bailee in holding any Related Documents released to the Servicer, and any other items constituting a part of the Trust Estate which from time to time come into the possession of the Servicer. It is intended that, by the Servicer's acceptance of such bailee arrangement, the Indenture Trustee, as a secured party of the Contracts, will be deemed to have possession of such Related Documents, such monies and such other items for purposes of Section 9-305 of the UCC of the state in which such property is held by the Servicer. The Indenture Trustee shall not be liable and has no duty with respect to such documents, monies or items while in possession of the Servicer.

      Section 3.15 Investment Company Act. The Issuer shall not become an "investment company" or be under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.15 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

      Section 3.16 Issuer May Consolidate, etc.

      (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

            (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes, and all other amounts payable to the Indenture Trustee, the payment to the Certificate Paying Agent of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

            (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

            (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT, cause the Trust to be subject to an entity level tax for federal income tax purposes;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this
      Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

      (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

            (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer, the Owner Trustee and the Indenture Trustee against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

            (iii) the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn;

            (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered a copy thereof to the Indenture Trustee) to the effect that such transaction will not (A) result in a "substantial modification" of the Notes under Treasury Regulation section 1.1001-3, or adversely affect the status of the Notes as indebtedness for federal income tax purposes, or (B) if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT, cause the Trust to be subject to an entity level tax for federal income tax purposes;

            (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

            (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this
      Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

      Section 3.17 Successor or Transferee.

      (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.16(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

      (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.16(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

      Section 3.18 No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Contracts and the issuance of the Notes and Certificates in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

      Section 3.19 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

      Section 3.20 Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture or the Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

      Section 3.21 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

      Section 3.22 Reserved.

      Section 3.23 Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the Trust Agreement and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with this Indenture and the Basic Documents.

      Section 3.24 Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

      Section 3.25 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

      Section 3.26 Statements to Noteholders. On each Payment Date, the Indenture Trustee and the Certificate Registrar shall prepare and make available on the Indenture Trustee's website, https://www.jpmorgan.com/sfr (or deliver at the recipient's option), to each Noteholder and Certificateholder, and the Underwriter, the most recent statement prepared by the Indenture Trustee pursuant to Section 7.05 hereof.

      Section 3.27 [Reserved].

      Section 3.28 Certain Representations Regarding the Trust Estate.

      (a)   With respect to that portion of the Collateral described in clauses
(a) through (d) of the definition of Trust Estate, the Issuer represents to the Indenture Trustee that:

            (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

            (ii) The Collateral constitutes "deposit accounts", "chattel paper", "general intangibles" or "instruments," as applicable, within the meaning of the applicable UCC.

            (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

            (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

      (b)   With respect to that portion of the Collateral described in clause
(e) of the definition of "Trust Estate", the Issuer represents to the Indenture Trustee that:

            (i) This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

            (ii) The Collateral constitutes "general intangibles" within the meaning of the applicable UCC.

            (iii) The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

            (iv) Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.

      (c) With respect to any Collateral in which a security interest may be perfected by filing, the Issuer has not authorized the filing of, and is not aware of any financing statements against, the Issuer, that include a description of collateral covering such Collateral, other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. The Issuer is not aware of any judgment or tax lien filings against the Issuer.

      (d) The Issuer has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in all Collateral granted to the Indenture Trustee hereunder in which a security interest may be perfected by filing. Any financing statement that is filed in connection with this Section 3.28 shall contain a statement that a purchase or security interest in any collateral described therein will violate the rights of the secured party named in such financing statement.

      (e) The foregoing representations may not be waived and shall survive the issuance of the Notes.

                                   ARTICLE IV

               THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

      Section 4.01 The Notes. Each Class of Offered Notes shall be issued in the form of Book-Entry Notes and shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Book-Entry Notes through the book-entry facilities of the Depository in minimum initial Note Balances of $25,000 and integral multiples of $1 in excess thereof. The Class B-2 Notes shall be issued in certificated, fully-registered form as Definitive Notes, in minimum initial Note Balances of $1,000,000 and internal multiples of $1 in excess thereof.

      The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository (through and to its nominee) as the authorized representative of the Beneficial Owners with respect to the Book-Entry Notes for the purposes of exercising the rights of Holders of the Book-Entry Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive notes for the Book-Entry Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Book-Entry Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Holders of Offered Notes and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Offered Note may be transferred by the Depository except to a successor Depository that agrees to hold such Offered Note for the account of the Beneficial Owners.

      In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Book-Entry Notes it beneficially owns in the manner prescribed in Section 4.08.

      The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Indenture Trustee and delivered by the Indenture Trustee to or upon the order of the Issuer.

      Section 4.02 Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Note Registrar and Certificate Registrar. The Issuer shall cause to be kept at the Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

      Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Balances evidencing the same Class and aggregate Percentage Interests.

      Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Balances evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the

Issuer shall execute and the Indenture Trustee shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by the Holder thereof or his attorney duly authorized in writing with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

      No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

      The Issuer hereby appoints the Indenture Trustee as (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to
Section 3.05 of the Trust Agreement and (ii) Note Registrar under this Indenture. The Indenture Trustee hereby accepts such appointments.

      Section 4.03 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

      Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

      Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      Section 4.04 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Paying Agent and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Paying Agent nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      Section 4.05 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be destroyed or returned to it; provided, however, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

      Section 4.06 Book-Entry Notes. The Offered Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Offered Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner's interest in such Book-Entry Note, except as provided in
Section 4.08. With respect to such Book-Entry Notes, unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

            (i) the provisions of this Section 4.06 shall be in full force and effect;

            (ii) the Note Registrar, the Paying Agent and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Book-Entry Notes and the giving of instructions or directions hereunder) as the sole holder of the Book-Entry Notes, and shall have no obligation to the Beneficial Owners of the Book-Entry Notes;

            (iii) to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Owners of Book-Entry Notes and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to such Depository Participants; and

            (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Book-Entry Notes evidencing a specified percentage of the Note Balances of the Notes, the Depository shall be deemed to represent such percentage with respect to the Book-Entry Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Notes and has delivered such instructions to the Indenture Trustee.

      Section 4.07 Notices to Depository. Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners of Book-Entry Notes pursuant to Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Notes to the Depository, and shall have no obligation to the Beneficial Owners thereof.

      Section 4.08 Definitive Notes. If (i) the Indenture Trustee determines that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (ii) the Indenture Trustee elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Beneficial Owners of Book-Entry Notes representing beneficial interests aggregating at least a majority of the Note Balances of the Book-Entry Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of such Beneficial Owners, then the Depository shall notify all Beneficial Owners of Book-Entry Notes and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to such Beneficial Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

      Section 4.09 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. The Issuer and the Indenture Trustee (in accordance with Section 6.06 hereof), by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry
Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness.

      Section 4.10 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section
6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes and shall release and deliver the Collateral to or upon the order of the Issuer, when

            (A)   either

            (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

            (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation (a) have become due and payable, (b) will become due and payable at the Final Stated Maturity Date within one year, or (c) have been called for early redemption pursuant to Section 8.07 hereof, and the Issuer, in the case of (a) or (b) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Stated Maturity Date or other final Payment Date, or, in the case of (c) above, the Issuer shall have complied with all requirements of Section
      8.07 hereof,

            (B) the Issuer has paid or caused to be paid all other sums payable hereunder; and

            (C) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 10.01 hereof, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and, if the Opinion of Counsel relates to a deposit made in connection with Section 4.10(A)(2)(b) above, such opinion shall further be to the effect that such deposit will constitute an "in-substance defeasance" within the meaning of Revenue Ruling 85-42, 1985-1 C.B. 36, and in accordance therewith, the Issuer will be the owner of the assets deposited in trust for federal income tax purposes.

      Section 4.11 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent or the Issuer, Certificate Paying Agent as designee of the Issuer, as the Indenture Trustee may determine, to the Holders of Notes or Certificates, of all sums due and to become due thereon for principal and interest or otherwise; but such monies need not be segregated from other funds except to the extent required herein or required by law.

      Section 4.12 Restrictions on Transfer of Class B-2 Notes. The Note Registrar shall not acknowledge or register any transfer of a Class B-2 Note unless and until it shall have received a transferee affidavit in the form of Exhibit D hereto, signed by the prospective transferee and appropriately completed.

      Section 4.13 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Person other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to
Section 3.05 and thereupon such Person shall be released from all further liability with respect to such monies.

      Section 4.14 Temporary Notes. Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Indenture Trustee may authenticate and make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

      If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office of the Indenture Trustee located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

      Section 4.15 Representation Regarding ERISA. By acquiring a Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. Section 2510.3-101, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Originator, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

                                   ARTICLE V

                              DEFAULT AND REMEDIES

      Section 5.01 Events of Default. The Issuer shall deliver to the Indenture Trustee, written notice in the form of an Officer's Certificate, within five days after learning of the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (iv),
(v) or (vi) of the definition of "Event of Default," its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture.

      Section 5.02 Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee at the written direction of the Holders of Notes representing not less than 66-2/3% of the aggregate Note Balance of the Notes, together with accrued and unpaid interest thereon through the date of acceleration shall become immediately due and payable.

      At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, Holders of the Notes representing not less than 66-2/3% of the aggregate Note Balance of the Notes, by written notice to the Issuer and the Indenture Trustee, may waive the related Event of Default and rescind and annul such declaration and its consequences if:

            (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (a) all payments of principal of and Interest Payment Amounts due on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and (b) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

            (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

      No such rescission shall affect any subsequent default or impair any right consequent thereto.

      Section 5.03 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

      (a) The Issuer covenants that if an Event of Default has occurred and is continuing, the Issuer shall, upon demand of the Indenture Trustee, at the direction of the Holders of not less than 66-2/3% of the aggregate Note Balances of the Notes, pay to the Indenture Trustee, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest at the applicable Note Rate upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

      (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the monies adjudged or decreed to be payable.

      (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings, as directed in writing by Holders of at least 66-2/3% of the aggregate Note Balances of the Notes, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

      (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by Holders of at least 66-2/3% of the aggregate Note Balances of the Notes, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

            (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

            (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

            (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

            (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property; and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

      (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

      (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

      (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

      Section 5.04 Remedies; Priorities.

      (a) If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee subject to the provisions of Section 10.16 hereof may, and shall, at the written direction of the Holders of not less than 66-2/3% of the aggregate Note Balances of the Notes, do one or more of the following (subject to Section 5.05 hereof):

            (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

            (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

            (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

            (iv) sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law; provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Holders of 100% of the aggregate Note Balance of the Notes, (B) the proceeds of such sale or liquidation distributable to the Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Contracts will not continue to provide sufficient funds for the payment of principal of and Interest Payment Amounts due on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of at least 66-2/3% of the aggregate Note Balance of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon written advice or an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, so long as a

      Servicer Event of Default has not occurred, any sale of the Trust Estate shall be made subject to the continued servicing of the Contracts by the Servicer as provided in the Servicing Agreement.

      (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the order of priority set forth in Section 8.01 hereof.

      The Indenture Trustee may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the Payment Date and the amount to be paid.

      Section 5.05 Optional Preservation of the Trust Estate. If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether and how to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon the written advice or an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

      Section 5.06 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof

            (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

            (ii) the Holders of not less than 25% of the aggregate Note Balances of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

            (iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

            (iv) the Indenture Trustee for 60 days after its receipt of such notice of request and offer of indemnity has failed to institute such Proceedings;

            (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of at least 66-2/3% of the Note Balances of the Notes; and

            (vi)  such Event of Default has occurred and is continuing.

      It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

      Section 5.07 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      Section 5.08 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

      Section 5.09 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

      Section 5.11 Control By Noteholders. The Holders of not less than 66-2/3% of the aggregate Note Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

            (i) such direction shall not be in conflict with any rule of law or with this Indenture;

            (ii) any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by Holders of Notes representing not less than 100% of the Note Balances of the Notes;

            (iii) the Indenture Trustee has been provided with indemnity satisfactory to it; and

            (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Holders of Notes representing 66-2/3% of the Note Balances of the Notes.

      Notwithstanding the rights of Noteholders set forth in this Section 5.11 the Indenture Trustee need not take any action that it determines might involve it in liability or if adequate indemnity is not assured to it.

      Section 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Holders of Notes representing not less than 66-2/3% of the aggregate Note Balance of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

      Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

      Section 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder's or Beneficial Owner's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

      Section 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.15 Sale of Trust Estate.

      (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Section 5.05 hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

      (b) The Indenture Trustee shall not in any private Sale sell the Trust Estate, or any portion thereof, unless

            (i) the Holders of all Notes consent to or direct the Indenture Trustee to make such Sale, or

            (ii) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes, in full payment thereof in accordance with Section 5.02 hereof, on the Payment Date next succeeding the date of such Sale, or

            (iii) the Indenture Trustee determines that the conditions for retention of the Trust Estate set forth in Section 5.05 hereof cannot be satisfied (in making any determination under this Section 5.15, the Indenture Trustee may rely upon written advice or an opinion of an Independent investment banking firm obtained and delivered as provided in
      Section 5.05 hereof), and the Holders of Notes representing at least 100% of the Note Balances of the Notes consent to such Sale.

      The purchase by the Indenture Trustee of all or any portion of the Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.15(b).

      (c)   [Reserved].

      (d)   In connection with a Sale of all or any portion of the Trust Estate,

            (i) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

            (ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be payable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

            (iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

            (iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

            (v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

      Section 5.16 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

      Section 5.17 Performance and Enforcement of Certain Obligations.

      (a) Promptly following a request from the Indenture Trustee to do so, the Issuer in its capacity as holder of the Contracts, shall take all such lawful action as the Indenture Trustee may request to cause the Issuer to compel or secure the performance and observance by the Seller, the Originator and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Asset Purchase Agreement and the Servicing Agreement, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Asset Purchase Agreement and the Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, as pledgee of the Contracts, including the transmission of notices of default on the part of the Seller, the Originator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller, the Originator or the Servicer of each of their obligations under the Asset Purchase Agreement and the Servicing Agreement.

      (b) The Indenture Trustee, as pledgee of the Contracts, may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Note Balances of the Notes, shall exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller, the Originator or the Servicer under or in connection with the Asset Purchase Agreement and the Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Originator or the Servicer, as the case may be, of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Asset Purchase Agreement and the Servicing Agreement, as the case may be, and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

      Section 6.01 Duties of Indenture Trustee.

      (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b)   Except during the continuance of an Event of Default:

            (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

            (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

            (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Noteholders or from the Issuer, which they are entitled to give under the Basic Documents.

      (d) The Indenture Trustee shall not be liable for interest on any money received by it.

      (e) Money held in trust by the Indenture Trustee need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

      (f) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

      (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

      (h) The Indenture Trustee shall act in accordance with Section 6.03 of the Servicing Agreement.

      Section 6.02 Rights of Indenture Trustee.

      (a) The Indenture Trustee may conclusively rely on, and shall be fully protected from acting or refraining from acting upon, any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

      (c) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

      (d) The Indenture Trustee may consult with counsel, and the advice or Opinion of Counsel with respect to legal matters relating to the Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder or in connection herewith in good faith and in accordance with the advice or opinion of such counsel.

      (e) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

      (f) The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Indenture Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Indenture Trustee (i) as part of the Indenture Trustee Fee, (ii) pursuant to Sections 3.05(d), 3.05(h), 5.04(b), 6.07 or 8.02(c) hereunder or (iii) out of the Amount Available.

      Section 6.03 Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. Any Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

      Section 6.04 Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

      Section 6.05 Notice of Event of Default. Subject to Section 5.01, the Indenture Trustee shall promptly mail to each Noteholder notice of the Event of Default after it is actually known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of Noteholders.

      Section 6.06 Reports by Indenture Trustee to Holders and Tax Administration. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. The Indenture Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee or the Issuer, any Form 1099 tax returns. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

      Section 6.07 Compensation and Indemnity. The Indenture Trustee shall withdraw from the Note Payment Account on each Payment Date and pay to itself the Indenture Trustee Fee.

The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.

      The Issuer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to compensation for its services. Such expenses which shall be paid solely from the Trust Estate in accordance with Section 8.02 shall include reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Indenture Trustee solely with payments from the Trust Estate in accordance with Section 8.02 and hold it harmless against any and all claims, taxes, penalties, losses, liabilities or expenses (including attorneys' fees and expenses) of any kind whatsoever incurred by it in connection with the administration of this Trust and the performance of its duties under any of the Basic Documents. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer is not obligated to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

      The Issuer's payment obligations to the Indenture Trustee pursuant to this
Section 6.07 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

      Section 6.08 Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer. Holders of a majority of Note Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

            (i) the Indenture Trustee fails to comply with Section 6.11 hereof;

            (ii)  the Indenture Trustee is adjudged a bankrupt or insolvent;

            (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

            (iv)  the Indenture Trustee otherwise becomes incapable of acting.

      If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

      A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

      If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Note Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee.

      Section 6.09 Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 hereof. The Indenture Trustee shall provide the Rating Agencies with prior written notice of any such transaction.

      If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

      Section 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

      (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

            (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

      (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of "Baa3" or better by Moody's and "BBB" or better by S&P. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 6.12 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

      Section 6.13 Representations and Warranties. The Indenture Trustee hereby represents that:

            (i) It is a New York banking association duly organized, validly existing and in good standing under the laws of the United States.

            (ii) The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its charter or bylaws.

            (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture.

            (iv) This Indenture, assuming due authorization, execution and delivery by the Issuer, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

      Section 6.14 Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

            (i) to accept the pledge of the Contracts and hold the assets of the Trust Estate in trust for the Noteholders;

            (ii) to authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1 and A-2 to this Indenture in accordance with the terms of this Indenture; and

            (iii) to take all other actions as shall be required to be taken by the terms of this Indenture.

      Section 6.15 The Agents. The provisions of this Indenture relating to the limitations of the Indenture Trustee's liability and to its indemnity, rights and protections shall inure also to the Paying Agent and Note Registrar.

                                  ARTICLE VII

                         NOTEHOLDERS' LISTS AND REPORTS

      Section 7.01 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished to the Indenture Trustee.

      Section 7.02 Preservation of Information; Communications to Noteholders.

      (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

      (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

      (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

      Section 7.03 Reserved.

      Section 7.04 Reports by Indenture Trustee. If required by TIA Section 313(a), within 60 days after each January 30th beginning with March 31, 2005, the Indenture Trustee shall mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

      A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission via EDGAR and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

      Section 7.05 Statements to Noteholders.

      (a) With respect to each Payment Date, the Indenture Trustee shall make available via the Indenture Trustee's website https://www.jpmorgan.com/sfr or deliver at the recipient's option to each Noteholder and each Certificateholder, the Depositor, the Owner Trustee, the Certificate Paying Agent, the Underwriter and each Rating Agency, a statement setting forth the following information, calculated by the Indenture Trustee based on the aggregate loan-level information provided to it by the Servicer, as to the Notes (it being understood that the Servicer shall provide the information described in clauses (iv), (v), (vi), (vii) and
(viii) below in its Electronic File delivered to the Indenture Trustee), to the extent applicable:

            (i) the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to principal;

            (ii) the amount of the payment made on such Payment Date to the Holders of the Notes of each Class allocable to interest;

            (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and such other customary information as the Indenture Trustee deems necessary or desirable, or which a Noteholder or Certificateholder reasonably requests, to enable Noteholders and Certificateholders to prepare their tax returns;

            (iv) the aggregate Principal Balance of the Contracts as of the end of the related Due Period;

            (v) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Contract Rate of the Contracts as of the end of the related Due Period;

            (vi)  the number and aggregate unpaid principal balance of Contracts
      (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c) delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which repossession or foreclosure proceedings have been commenced and (e) with respect to which the related Obligor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

            (vii) the aggregate amount of Principal Prepayments received during the related Prepayment Period;

            (viii) the aggregate amount of Realized Losses incurred during the related Prepayment Period and the aggregate amount of Realized Losses incurred since the Closing Date;

            (ix) the aggregate Note Balance of each Class of Notes, after giving effect to the payments made on such Payment Date and the Adjusted Note Balance of each Class of Mezzanine Notes on such Payment Date;

            (x) the Interest Payment Amount in respect of the Class A Notes, the Mezzanine Notes and the Class B Notes for such Payment Date and the Class M-1 Liquidation Loss Interest Amount, Class M-2 Liquidation Loss Interest Amount, Class B-1 Liquidation Loss Interest Amount, Class B-2 Liquidation Loss Interest Amount and any Available Funds Cap Carry-Forward Amount, if any, with respect to the Class A Notes, the Mezzanine Notes or the Class B Notes on such Payment Date, and in the case of the Class A-4 Notes, the Mezzanine Notes and the Class B Notes, separately identifying any reduction thereof due to Realized Losses (in the case of the Mezzanine Notes and Class B Notes only), prepayments and the Relief Act;

            (xi)  the Overcollateralization Target Amount for such Payment Date;

            (xii) the Overcollateralization Amount, if any, for such Payment
      Date;

            (xiii) the respective Note Rates applicable to the Mezzanine Notes for such Payment Date and the Available Funds Cap Carry-Forward Amount for each Class of Mezzanine Notes, if any, for such Payment Date; and

            (xiv) the amount of such distribution to the Trust Certificates.

      Items (i) through (iii) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31st of each calendar year following any year during which the Notes are outstanding, the Indenture Trustee shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (i) through (iii) with respect to the Notes for such calendar year.

      (b) The Indenture Trustee may conclusively rely upon the Electronic File provided by the Servicer pursuant to Section 4.01 of the Servicing Agreement in its preparation of its Statement to Noteholders.

                                  ARTICLE VIII

                      ACCOUNTS, DISBURSEMENTS AND RELEASES

      Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

      Section 8.02 Payments on the Notes. (a) (I) On each Payment Date, the Indenture Trustee shall withdraw from the Note Payment Account an amount equal to the Amount Available for such Payment Date and pay the following amounts, in the following order of priority:

            (i) (A) to the Indenture Trustee, the Indenture Trustee Fee for such Payment Date and any indemnities and reimbursements ( collectively, "amounts") (such amounts subject to a cap of $100,000 per annum) due to the Indenture Trustee and (B) commencing on the 13th Payment Date, to the Owner Trustee, the Owner Trustee Fee for such Payment Date;

            (ii) the Monthly Backup Servicing Fee for such Payment Date to the Backup Servicer;

            (iii) concurrently, to each Class of Class A Notes, the related Interest Payment Amount for such Payment Date, pro rata based on the Interest Payment Amount each Class is entitled to receive, with any shortfall in the Amount Available being allocated pro rata on that basis;

            (iv) to the Holders of the Class M-1 Notes, an amount equal to the Interest Payment Amount due to the Class M-1 Notes on such Payment Date;

            (v) to the Holders of the Class M-2 Notes, an amount equal to the Interest Payment Amount due to the Class M-2 Notes on such Payment Date;

            (vi) to the Holders of the Class B-1 Notes, an amount equal to the Interest Payment Amount due to the Class B-1 Notes or such Payment Date;

            (vii) to the Holders of the Class B-2 Notes, an amount equal to the Interest Payment Amount due to the Class B-2 Notes or such Payment Date;

            (viii) to the Class A Notes, the Class A Principal Payment Amount for such Payment Date sequentially in the following order of priority:

                  (A) to the Class A-1 Notes, until the Note Principal Balance of the Class A-1 Notes has been reduced to zero;

                  (B) to the Class A-2 Notes, until the Note Principal Balance of the Class A-2 Notes has been reduced to zero;

                  (C) to the Class A-3 Notes, until the Note Principal Balance of the Class A-3 Notes has been reduced to zero; and

                  (D) to the Class A-4 Notes, until the Note Principal Balance of the Class A-4 Notes has been reduced to zero;

            (ix)  to the Class M-1 Notes, as follows:

                  (A) the Class M-1 Liquidation Loss Interest Amount for such Payment Date;

                  (B) the Class M-1 Principal Payment Amount for such Payment Date;

            (x)   to the Class M-2 Notes, as follows:

                  (A) the Class M-2 Liquidation Loss Interest Amount for such Payment Date;

                  (B) the Class M-2 Principal Payment Amount for such Payment Date;

            (xi)  to the Class B-1 Notes, as follows:

                  (A) the Class B-1 Liquidation Loss Interest Amount for such Payment Date;

                  (B) the Class B-1 Principal Payment Amount for such Payment Date;

            (xii) to the Class B-2 Notes, as follows:

                  (A) the Class B-2 Liquidation Loss Interest Amount for such Payment Date;

                  (B) the Class B-2 Principal Payment Amount for such Payment Date;

            (xiii) to the Class A-4 Notes, the Class M-1 Notes, the Class M-2 Notes, the Class B-1 Notes and the Class B-2 Notes, in that order, the related Available Funds Cap Carry-Forward Amount for such Payment Date;

            (xiv) to the Indenture Trustee, any amounts incurred in excess of the amount set forth in clause (i) above, without regard to the annual cap on such amounts;

            (xv) to the Custodian, to reimburse it for any expenses incurred in connection with a transfer of its responsibilities owed pursuant to
      Section 22(a) of the Custodial Agreement;

            (xvi) to the Servicer and the Backup Servicer, any reimbursements for expenses incurred in connection with Section 5.03 of the Servicing Agreement;

            (xvii) to the Owner Trustee for expenses incurred in connection with the Trust Agreement; and

            (xviii) any remaining amounts to the Certificate Paying Agent for payment to Holders of the Trust Certificates.

      Notwithstanding the prioritization of the payment of the Class A Principal Payment Amount pursuant to clause (viii) above, if the aggregate Note Balance of the Class A Notes exceeds the Pool Principal Balance for that Payment Date, the payment pursuant to clause (viii) above will be made pro rata based on the Note Balances of the Class A Notes.

      (II) On each Payment Date, the Indenture Trustee shall withdraw from the Note Payment Account an amount equal to the Interest Deficiency Remedy Amount payable on each Class of the Notes for such Payment Date and pay the following amounts, in the following order of priority:

            (i) concurrently, to each Class of Class A Notes, any related Interest Payment Amount for such Payment Date not paid pursuant to clause
      (a)(I)(iii) above, pro rata
      based on the unpaid Interest Payment Amount each Class is entitled to receive, but in no event shall amounts paid on the Class A Notes on a cumulative basis, pursuant to this clause (a)(II)(i), exceed the following amounts with respect to each such Class: Class A-1 $351,575.00, Class A-2 $400,792.50, Class A-3 $191,187.50, and Class A-4 $294,840.00;

            (ii) to the Holders of the Class M-1 Notes, an amount equal to any Interest Payment Amount for such Payment Date not paid pursuant to clause
      (a)(I)(iv) above and any Class M-1 Liquidation Loss Interest Amount for such Payment Date not paid pursuant to clause (a)(I)(ix)(A) above, but in no event shall amounts paid on the Class M-1 Notes on a cumulative basis, pursuant to this clause (a)(II)(ii), exceed $272,175.00;

            (iii) to the Holders of the Class M-2 Notes, an amount equal to any Interest Payment Amount for such Payment Date not paid pursuant to clause
      (a)(I)(v) above and any Class M-2 Liquidation Loss Interest Amount for such Payment Date not paid pursuant to clause (a)(I)(x)(A) above, but in no event shall amounts paid on the Class M-2 Notes on a cumulative basis, pursuant to this clause (a)(II)(iii), exceed $179,025.00;

            (iv) to the Holders of the Class B-1 Notes, an amount equal to any Interest Payment Amount for such Payment Date not paid pursuant to clause
      (a)(I)(vi) above and any Class B-1 Liquidation Loss Interest Amount for such Payment Date not paid pursuant to clause (a)(I)(xi)(A) above, but in no event shall amounts paid on the Class B-1 Notes on a cumulative basis, pursuant to this clause (a)(II)(iv), exceed $187,500.00; and

            (v) to the Holders of the Class B-2 Notes, an amount equal to any Interest Payment Amount for such Payment Date not paid pursuant to clause
      (a)(I)(vii) above and any Class B-2 Liquidation Loss Interest Amount for such Payment Date not paid pursuant to clause (a)(I)(xii)(A) above, but in no event shall amounts paid on the Class B-2 Notes on a cumulative basis, pursuant to this clause (a)(II)(v), exceed $75,000.00.

      (b) Pursuant to Section 3.05 of the Servicing Agreement, funds in the Note Payment Account shall remain uninvested unless the Indenture Trustee is otherwise directed by the Servicer in accordance with Section 3.05 of the Servicing Agreement.

      (c) Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Note Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Indenture Trustee, the Note Registrar, the Paying Agent, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Indenture or applicable law.

      (d) On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this
Section 8.02 for the purpose of distributing such funds pursuant to the Trust Agreement.

      (e) Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register in the amount required to be paid to such Holder on such Payment Date pursuant to such Holder's Notes; provided, however, that the Indenture Trustee shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

      (f) The Note Balance of each Note shall be due and payable in full on the Final Stated Maturity Date for such Note as provided in the forms of Notes set forth in Exhibits A-1 and A-2 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Stated Maturity Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.07 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Stated Maturity Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Stated Maturity Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Stated Maturity Date or any such other final Payment Date.

      Section 8.03 Officer's Certificate. Except in the case of releases of documents to the Servicer pursuant to Section 3.11 of the Servicing Agreement, the Indenture Trustee shall receive at least seven Business Days' notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments to be executed, and the Indenture Trustee shall also require, as a condition to such action, an Officer's Certificate, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with.

      Section 8.04 Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the payment to Noteholders, the Certificate Paying Agent on behalf of the Owner Trustee, the Certificateholders and the Indenture Trustee of all amounts required to be paid pursuant to Section 8.02(a) or Section 8.07 hereof; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

      Section 8.05 Release of Trust Estate.

      (a) Subject to the payment of its fees, expenses and indemnities, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any repossession by the Servicer of a Contract pursuant to Section 3.11 of the Servicing Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any monies.

      (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due to the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

      (c) The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel stating that all applicable requirements have been satisfied, except releases to the Servicer pursuant to Section 3.11 of the Servicing Agreement.

      Section 8.06 Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

      Section 8.07 Optional Redemption of the Notes; Auction.

      (a) The Servicer, pursuant to Section 3.17 of the Servicing Agreement, shall have the option to purchase all outstanding Contracts, effecting a redemption of the Notes, in whole, but not in part, on any Payment Date on or after the Payment Date on which the Pool Principal Balance is less than or equal to 20% of the Cut-off Date Pool Balance. The aggregate redemption price for the Notes will be equal to the Redemption Price as defined under Section 3.17 of the Servicing Agreement.

      (b) Following receipt of notice pursuant to Section 3.17(b) of the Servicing Agreement, the Indenture Trustee shall provide notice to the Noteholders of the final payment on the Notes. After receipt of the Redemption Price from the Servicer pursuant to Section 3.17 of the Servicing Agreement, the Indenture Trustee shall deposit the Redemption Price into the Note Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 8.02(a) hereof and payment in full to the Indenture Trustee, and this Indenture shall be discharged subject to the provisions of
Section 4.10 hereof. If for any reason the amount deposited by the Servicer is not sufficient to make such redemption or such redemption cannot be completed for any reason, the amount so deposited by the Servicer with the Indenture Trustee shall be immediately returned to the Servicer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate.

      (c) If the Servicer does not exercise its option to redeem the Notes as described in clause (a) above, then on the next Payment Date the Indenture Trustee, or an agent on its behalf, shall begin an auction process to sell the Contracts and the other assets of the Trust Estate at the highest possible price, provided, however, that the Indenture Trustee shall not sell the assets of the Trust Estate and liquidate the Trust Estate unless the proceeds of that sale are expected to be sufficient to pay the aggregate unpaid principal balance of the Notes plus all accrued and unpaid interest. In conducting such auction, the Indenture Trustee shall solicit good faith bids for the contracts and the other assets of the Trust Estate from no more than three (3) parties or, if three (3) bidders cannot be located, then from as many bidders as the Indenture Trustee can locate; provided that, at the Indenture Trustee's request, the Issuer shall supply the Indenture Trustee with the names of parties from whom to solicit such bids; and provided, further, that the Indenture Trustee shall not be responsible if less than three (3) or no bidders submit bids for the contracts and the other trust assets. The Seller or an affiliate may participate in the auction. The Indenture Trustee may hire an agent, at the expense of the Trust, to perform the auction. If the auction of the Trust Estate is not successful because the highest bid received is too low, then on each subsequent Payment Date, the Indenture Trustee shall pay, as an additional payment of principal, the Amount Available remaining after all payments pursuant to Sections 8.02 (a) (i) through (x) have been made for such Payment Dates first, to each Class of Class A Notes outstanding, pro rata based on the Note Balance of such Notes after giving effect to payments of the Class A Principal Payment Amount on that Payment Date, until the Note Balances thereof have been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; fourth, to the Class B-1 Notes, until the Note Balance thereof has been reduced to zero; fifth, to the Class B-2 Notes, until the Note Balance thereof has been reduced to zero; and sixth, to the Certificate Paying Agent for payment to the Holders of the Trust Certificates. In addition, the Indenture Trustee shall continue to conduct an auction of the Contracts every third month after that, until an acceptable bid is received for the Trust Estate. The Servicer's purchase option shall expire upon the Indenture Trustee's acceptance of a qualifying bid.

      Section 8.08 Allocation of Realized Losses.

      If as a result of Realized Losses, the Amount Available on any Payment Date is insufficient to pay the full Required Principal Payment Amount for such Payment Date to the Noteholders, the Overcollateralization Amount will be reduced by the amount of that deficiency. If on any Payment Date the Overcollateralization Amount is zero, further losses and delinquencies, including reductions in the principal balances of defaulted Contracts as a loss mitigation effort by the Servicer, will cause the aggregate outstanding principal balance of the Notes to be greater than the Pool Principal Balance. Such excess (the "Liquidation Loss Amount") shall be applied by the Indenture Trustee (i) first, as a reduction of the Adjusted Note Balance with respect to the Class B-2 Notes and then (ii) as a reduction of the Adjusted Note Balance with respect to the Class B-1 Notes, if the Note Balance of the Class B-2 Notes is less than the Liquidation Loss Amount, and then (iii) as a reduction of the Adjusted Note Balance with respect to the Class M-2 Notes, if the combined Note Balance of the Class B-2 Notes and the Class B-1 Notes is less than such Liquidation Loss Amount, and then (iv) as a reduction of the Adjusted Note Balance with respect to the Class M-1 Notes, if the combined Note Balance of the Class B-2 Notes, the Class B-1 Notes and the Class M-2 Notes is less than such Liquidation Loss Amount.

                                   ARTICLE IX

                             SUPPLEMENTAL INDENTURES

      Section 9.01 Supplemental Indentures Without Consent of Noteholders.

      (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

            (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

            (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

            (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

            (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

            (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

            (vi) to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action (as evidenced by either (i) an Opinion of Counsel delivered to the Servicer and the Indenture Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes) shall not materially and adversely affect the interests of the Holders of the Notes;

            (vii) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

            (viii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel as to the enforceability of any such indenture supplement and to the effect that (i) such indenture supplement is permitted hereunder and (ii) entering into such indenture supplement will not result in a "substantial modification" of the Notes under Treasury Regulation Section 1.1001-3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes.

      The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

      (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes and prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and shall not (ii) adversely affect in any material respect the interests of any Noteholder (which may be evidenced by confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes) or (iii) if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT, cause the Issuer to be subject to an entity level tax for federal income tax purposes.

      Section 9.02 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and, with the consent of the Holders of not less than a majority of the Note Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

            (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

            (ii) reduce the percentage of the Note Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

            (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

            (iv) reduce the percentage of the Note Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

            (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

            (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

            (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture;

and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer (if 100% of the Certificates are not owned by Origen REIT or a direct or indirect qualified REIT subsidiary of Origen REIT) to be subject to an entity level tax.

      Any such action shall not (as evidenced by either (i) an Opinion of Counsel delivered to the Servicer and the Indenture Trustee or (ii) confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes) adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture).

      It shall not be necessary for any Act of Noteholders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      Section 9.03 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of the supplemental indenture is authorized or permitted under the Indenture and all conditions precedent under the Indenture to the execution of such supplemental indenture have been met. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

      Section 9.04 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 9.05 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

      Section 9.06 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.01 Compliance Certificates and Opinions, etc.

      (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

            (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

            (v) if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term "Independent Certificate."

            (b) (i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in
      Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such deposit) to the Issuer of the Collateral or other property or securities to be so deposited and a report from a nationally recognized accounting firm verifying such value.

            (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause
      (ii), is 10% or more of the Note Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Balances of the Notes.

            (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days prior to such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

            (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Principal Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Note Principal Balances of the Notes.

      Section 10.02 Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

      Section 10.03 Acts of Noteholders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03 hereof.

      (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

      (c) The ownership of Notes shall be proved by the Note Registrar.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

      Section 10.04 Notices etc., to Indenture Trustee Issuer and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

            (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Issuer; or

            (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Origen Manufactured Housing Contract Trust 2004-B, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

      Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, mailed first-class postage pre-paid or electronically delivered, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., Residential Mortgage Monitoring Department, 99 Church Street, New York, New York 10007 and (ii) in the case of S&P, to Standard & Poor's via electronic delivery at Servicer_reports@sandp.com (or if electronic delivery is not available at: 55 Water Street, 41st Floor, New York, New York 10041, Attn: ABS Surveillance Group), or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      Section 10.05 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

      Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

      Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

      Section 10.06 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

      The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

      Section 10.07 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 10.08 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

      Section 10.09 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 10.10 Third Party Beneficiary. The Owner Trustee shall be an express third-party beneficiary of this Indenture and shall be entitled to enforce the provisions hereof to the same extent as if the Owner Trustee was a party hereto.

      Section 10.11 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

      Section 10.12 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 10.13 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      Section 10.14 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

      Section 10.15 Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

      Section 10.16 No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents, except for filing proofs of claim.

      Section 10.17 Inspection. The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the

Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

      Section 10.18 No Recourse to Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Origen Manufactured Housing Contract Trust 2004-B, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability of Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

      Section 10.19 Proofs of Claim. The Indenture Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Indenture Trustee, as administrative expenses associated with any such proceeding, and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Noteholder to pay to the Indenture Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due to the Indenture Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Noteholders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Noteholder of the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

      IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                               ORIGEN MANUFACTURED HOUSING
                               CONTRACT TRUST 2004-B, as Issuer

                               By: Wilmington Trust Company, not in its
                               individual capacity but solely as Owner Trustee

                               By:  /s/ Joann A. Rozell
                                    --------------------------------
                               Name:  Joann A. Rozell
                               Title: Financial Services Officer

                               JPMORGAN CHASE BANK, as Indenture Trustee

                               By:  /s/ Keith Richardson
                                    --------------------------------
                               Name:  Keith Richardson
                               Title: Attorney-In-Fact

                   [Signature Page to Origen 2004-B Indenture]

STATE OF ILLINOIS    )
                     ) ss.:
COUNTY OF COOK       )

      On this 29 day of September __ 2004, before me personally appeared Keith Richardson to me known, who being by me duly sworn, did depose and say, that he is an Attorney-In-Fact of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

                                           Notary Public

                                           /s/ Susie Moy
                                           ---------------------------
                                           NOTARY PUBLIC

       "OFFICIAL SEAL"
          Susie Moy
Notary Public, State of Illinois
         Cook County
My Commission Expires 08-09-05

[NOTARIAL SEAL]

STATE OF DELAWARE       )
                        ) ss.:
COUNTY OF NEW CASTLE    )

      On this 23 day of September __ 2004, before me personally appeared Joann
A. Rozell to me known, who being by me duly sworn, did depose and say, that such person is a Financial Services Officer of the Owner Trustee on behalf of Origen Manufactured Housing Contract Trust 2004-B, a Delaware statutory trust, one of the entities described in and which executed the above instrument; and that she signed her name thereto by like order.

                                           Notary Public

                                           /s/ Kim Caspulla
                                           -------------------------
                                           NOTARY PUBLIC

                                                         Kim Casapulla
                                                   Notary Public - Delaware
                                                 My Comm. Expires May 28, 2006

[NOTARIAL SEAL]

                                   EXHIBIT A-1

                            FORM OF CLASS A-[_] NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                                     A-1-1

                   ORIGEN MANUFACTURED HOUSING CONTRACT TRUST
                       COLLATERALIZED NOTES, SERIES 2004-B
                           CLASS [A-1][A-2][A-3][A-4]

AGGREGATE NOTE BALANCE:                    NOTE RATE: [___]% (Subject to
$____________________                      Available Funds Rate, in the case of
                                           Class A-4)

INITIAL NOTE BALANCE OF THIS BOND:         BOND NO. 1
$____________________

PERCENTAGE INTEREST: 100%                  CUSIP NO. [           ]

      Origen Manufactured Housing Contract Trust 2004-B (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ($ __________) in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in October 2004 and ending on or before the Payment Date occurring on the Final Stated Maturity Date and to pay interest on the Note Balance of this Note (this "Note") outstanding from time to time as provided below.

      This Note is one of a duly authorized issue of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B (the "Notes"), issued under an Indenture dated as of September 1, 2004 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Balance" of a Note as of any date of determination is equal to the initial Note Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal on all prior Payment Dates.

      The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class [A-1][A-2][A-3][A-4] Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

                                     A-1-2

      All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Maturity Date.

      The Notes are subject to redemption in whole, but not in part, by the Servicer on any Payment Date on or after the Payment Date on which the Pool Principal Balance is less than or equal to 20% of the aggregate Principal Balance of the Contracts as of Cut-off Date.

      The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitute security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Originator, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

      Any payment of principal or interest payable on this Note shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by wire transfer to an account in the United States designated by such Holder, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by check mailed to such person's address as it appears in the Note Register on such Record Date. All reductions in the Note Balance of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

      Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

      If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or

                                     A-1-3
otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

      The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring this Note with Plan Assets or (2) (A) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) this Note is rated investment grade or better and such person believes that this Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat this Note. Alternatively, regardless of the rating of this Note, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of this Note or interest herein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Originator, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Balance, will be issued to the designated transferee or transferees.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

                                     A-1-4

      Initially, this Note will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for this Note. This Note will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. This Note is exchangeable for a like aggregate initial Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

      Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                     A-1-5

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee.

Dated: September __, 2004

                              ORIGEN MANUFACTURED HOUSING
                              CONTRACT TRUST 2004-B

                              BY: WILMINGTON TRUST COMPANY not in its
                              individual capacity but solely in its capacity as Owner Trustee

                              By:__________________________________
                                      Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Indenture Trustee

By:_____________________________
      Authorized Signatory

                                     A-1-6

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM          -- as tenants in common

      TEN ENT          -- as tenants by the entireties

      JT TEN           -- as joint tenants with right of survivorship and not as
                          tenants in common

      UNIF GIFT MIN ACT   __________ Custodian

                          ________________________________
                             (Cust)              (Minor)

                          under Uniform Gifts to Minor Act
                          ________________________________

                                                            (State)

      Additional abbreviions may also be used though not in the above list.

                                     A-1-7

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF ASSIGNEE:

                  ___________________________________________

                  ___________________________________________

                  ___________________________________________

  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ______________________________attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:__________________________           _________________________________

Signature Guaranteed by ________________________________

      NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-1-8

                                   EXHIBIT A-2

                            FORM OF CLASS M-[_] NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS SUBORDINATE TO THE CLASS A NOTES [AND CLASS M-1 NOTES] TO THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

                                     A-2-1

                   ORIGEN MANUFACTURED HOUSING CONTRACT TRUST
                       COLLATERALIZED NOTES, SERIES 2004-B
                                  CLASS M-[__]

AGGREGATE NOTE BALANCE:                    NOTE RATE: [___]% (Subject to
$________________________________          Available Funds Rate)

INITIAL NOTE BALANCE OF THIS BOND:         BOND NO. 1
$________________________________

PERCENTAGE INTEREST: 100%                  CUSIP NO. [        ]

      Origen Manufactured Housing Contract Trust 2004-B (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ($ ________________) in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in October 2004 and ending on or before the Payment Date occurring on the Final Stated Maturity Date and to pay interest on the Note Balance of this Note (this "Note") outstanding from time to time as provided below.

      This Note is one of a duly authorized issue of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B (the "Notes"), issued under an Indenture dated as of September 1, 2004 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Balance" of a Note as of any date of determination is equal to the initial Note Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal on all prior Payment Dates.

      The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class B Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

                                     A-2-2

      All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Maturity Date.

      The Notes are subject to redemption in whole, but not in part, by the Servicer on any Payment Date on or after the Payment Date on which the Pool Principal Balance of the Contracts as of the end of the prior Due Period is less than or equal to 20% of the aggregate Principal Balance of the Contracts as of Cut-off Date.

      The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitute security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Originator, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

      Any payment of principal or interest payable on this Note shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by wire transfer to an account in the United States designated by such Holder, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by check mailed to such person's address as it appears in the Note Register on such Record Date. All reductions in the Note Balance of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

      Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

      If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or

                                     A-2-3
otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

      The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring this Note with Plan Assets or (2) (A) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) this Note is rated investment grade or better and such person believes that this Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat this Note. Alternatively, regardless of the rating of this Note, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of this Note or interest herein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Originator, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Balance, will be issued to the designated transferee or transferees.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

                                     A-2-4

      Initially, this Note will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for this Note. This Note will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. This Note is exchangeable for a like aggregate initial Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

      Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                     A-2-5

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee.

Dated September __, 2004

                               ORIGEN MANUFACTURED HOUSING
                               CONTRACT TRUST 2004-B

                               BY: WILMINGTON TRUST COMPANY not in its
                               individual capacity but solely in its capacity as Owner Trustee

                               By: ______________________________________
                                          Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Indenture Trustee

By: _______________________________________
            Authorized Signatory

                                     A-2-6

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM          -- as tenants in common

      TEN ENT          -- as tenants by the entireties

      JT TEN           -- as joint tenants with right of survivorship and not as
                          tenants in common

      UNIF GIFT MIN ACT   __________ Custodian

                                    _________________________________
                                       (Cust)               (Minor)

                                    under Uniform Gifts to Minor Act
                                    ________________________________

                                                                     (State)

      Additional abbreviations may also be used though not in the above list.

                                     A-2-7

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF ASSIGNEE:

                      ____________________________________

                      ____________________________________

                      ____________________________________

  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________          ________________________

Signature Guaranteed by ___________________________

      NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-2-8

                                   EXHIBIT A-3

                             FORM OF CLASS B-1 NOTES

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE INDENTURE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS SUBORDINATE TO THE CLASS A NOTES AND CLASS M NOTES TO THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

                                     A-3-1

                   ORIGEN MANUFACTURED HOUSING CONTRACT TRUST
                       COLLATERALIZED NOTES, SERIES 2004-B
                                    CLASS B-1

AGGREGATE NOTE BALANCE:             NOTE RATE: [___]% (Subject to
$ ________________________          Available Funds Rate)

INITIAL NOTE BALANCE OF THIS BOND:  BOND NO. 1
$ ________________________

PERCENTAGE INTEREST: 100%           CUSIP NO. [        ]

      Origen Manufactured Housing Contract Trust 2004-B (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ($_______________ ) in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in October 2004 and ending on or before the Payment Date occurring on the Final Stated Maturity Date and to pay interest on the Note Balance of this Note (this "Note") outstanding from time to time as provided below.

      This Note is one of a duly authorized issue of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B (the "Notes"), issued under an Indenture dated as of September 1, 2004 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Balance" of a Note as of any date of determination is equal to the initial Note Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal on all prior Payment Dates.

      The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class B Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

                                     A-3-2

      All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Maturity Date.

      The Notes are subject to redemption in whole, but not in part, by the Servicer on any Payment Date on or after the Payment Date on which the Pool Principal Balance of the Contracts as of the end of the prior Due Period is less than or equal to 20% of the aggregate Principal Balance of the Contracts as of Cut-off Date.

      The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitute security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Originator, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

      Any payment of principal or interest payable on this Note shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by wire transfer to an account in the United States designated by such Holder, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by check mailed to such person's address as it appears in the Note Register on such Record Date. All reductions in the Note Balance of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

      Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

      If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or

                                     A-3-3
otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

      The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring this Note with Plan Assets or (2) (A) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) this Note is rated investment grade or better and such person believes that this Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat this Note. Alternatively, regardless of the rating of this Note, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of this Note or interest herein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Originator, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Balance, will be issued to the designated transferee or transferees.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

                                     A-3-4

      Initially, this Note will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for this Note. This Note will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. This Note is exchangeable for a like aggregate initial Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

      Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                     A-3-5

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee.

Dated September __, 2004

                               ORIGEN MANUFACTURED HOUSING CONTRACT TRUST 2004-B

                               BY: WILMINGTON TRUST COMPANY not in its
                               individual capacity but solely in its capacity as Owner Trustee

                               By: ________________________________________
                                             Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Indenture Trustee

By: ________________________________
          Authorized Signatory

                                     A-3-6

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM          -- as tenants in common

      TEN ENT          -- as tenants by the entireties

      JT TEN           -- as joint tenants with right of survivorship and not as
                          tenants in common

      UNIF GIFT MIN ACT   __________ Custodian

                                    ____________________________________
                                        (Cust)                 (Minor)

                                    under Uniform Gifts to Minor Act
                                    ________________________________

                                                                    (State)

      Additional abbreviations may also be used though not in the above list.

                                     A-3-7

                                   ASSIGNMENT

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF ASSIGNEE:

                      ____________________________________

                      ____________________________________

                      ____________________________________

  (Please print or typewrite name and address, including zip code, of assignee)

________________________________________________________________________________
the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _______________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:____________________          ________________________

Signature Guaranteed by __________________________

      NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                                     A-3-8

                                   EXHIBIT A-4

                             FORM OF CLASS B-2 NOTES

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN SECTION 4.15 OF THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS NOTE IS SUBORDINATE TO THE CLASS A NOTES, THE CLASS M NOTES AND THE CLASS B-1 NOTES TO THE EXTENT DESCRIBED IN THE INDENTURE REFERRED TO HEREIN.

THIS NOTE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE TRANSFER OF THIS NOTE IS SUBJECT TO CERTAIN CONDITIONS AS DESCRIBED IN THE INDENTURE.

NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEROR AND THE PROPOSED TRANSFEREE DELIVER TO THE INDENTURE TRUSTEE THE CERTIFICATES REQUIRED IN ACCORDANCE WITH THE PROVISIONS OF THE INDENTURE.

THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT (A) EITHER (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) TO A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. EACH PURCHASER OF THIS NOTE WILL BE REQUIRED TO MAKE THE REPRESENTATIONS AND AGREEMENTS SET FORTH IN EXHIBIT D TO THE INDENTURE.

                                     A-4-1

                   ORIGEN MANUFACTURED HOUSING CONTRACT TRUST
                       COLLATERALIZED NOTES, SERIES 2004-B
                                    CLASS B-2

AGGREGATE NOTE BALANCE:             NOTE RATE: [___]% (Subject to
$ ________________________          Available Funds Rate)

INITIAL NOTE BALANCE OF THIS BOND:  BOND NO. 1
$ ________________________

PERCENTAGE INTEREST: 100%           CUSIP NO. [        ]

      Origen Manufactured Housing Contract Trust 2004-B (the "Issuer"), a Delaware statutory trust, for value received, hereby promises to pay to ___________________________ or registered assigns, the principal sum of ($_______________ ) in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a "Payment Date"), commencing in October 2004 and ending on or before the Payment Date occurring on the Final Stated Maturity Date and to pay interest on the Note Balance of this Note (this "Note") outstanding from time to time as provided below.

      This Note is one of a duly authorized issue of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B (the "Notes"), issued under an Indenture dated as of September 1, 2004 (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as indenture trustee (the "Indenture Trustee", which term includes any successor Indenture Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, the Owner Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

      Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The "Note Balance" of a Note as of any date of determination is equal to the initial Note Balance thereof, reduced by the aggregate of all amounts previously paid with respect to such Note on account of principal on all prior Payment Dates.

      The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note's pro rata share of the aggregate payments on all Class B Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

                                     A-4-2

      All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Maturity Date.

      The Notes are subject to redemption in whole, but not in part, by the Servicer on any Payment Date on or after the Payment Date on which the Pool Principal Balance of the Contracts as of the end of the prior Due Period is less than or equal to 20% of the aggregate Principal Balance of the Contracts as of Cut-off Date.

      The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitute security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Seller, the Originator, the Servicer or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

      Any payment of principal or interest payable on this Note shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by wire transfer to an account in the United States designated by such Holder, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Indenture Trustee at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by check mailed to such person's address as it appears in the Note Register on such Record Date. All reductions in the Note Balance of a Note (or one or more predecessor Notes) effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the Corporate Trust Office or the office or agency of the Issuer maintained by it for such purpose pursuant to Section 3.02 of the Indenture.

      Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the right to unpaid principal and interest that were carried by such other Note.

      If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Balance of the Notes, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or

                                     A-4-3
otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

      The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring this Note with Plan Assets or (2) (A) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code and (B) this Note is rated investment grade or better and such person believes that this Note is properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat this Note. Alternatively, regardless of the rating of this Note, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Originator, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer which opines that the acquisition, holding and transfer of this Note or interest herein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Originator, the Depositor, any Underwriter, the Owner Trustee, the Indenture Trustee, the Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Indenture Trustee, one or more new Notes of any authorized denominations and of a like aggregate initial Note Balance, will be issued to the designated transferee or transferees.

      Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and neither the Issuer, the Indenture Trustee nor any such agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Holders of a majority of all Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the aggregate Note Balance of the Notes on behalf of the Holders of all the Notes, to waive any past Default under the Indenture and its consequences. Any such waiver by the Holder, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

                                     A-4-4

      Initially, this Note will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for this Note. This Note will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. This Note is exchangeable for a like aggregate initial Note Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

      Unless the Certificate of Authentication hereon has been executed by the Indenture Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

                                     A-4-5

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by Wilmington Trust Company not in its individual capacity but solely as Owner Trustee.

Dated September __, 2004

                               ORIGEN MANUFACTURED HOUSING CONTRACT TRUST 2004-B

                               BY: WILMINGTON TRUST COMPANY not in its
                               individual capacity but solely in its capacity as Owner Trustee


                               By:_____________________________________________
                                               Authorized Signatory

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Notes referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Indenture Trustee

By: ________________________________
         Authorized Signatory

                                     A-4-6

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM          -- as tenants in common

      TEN ENT          -- as tenants by the entireties

      JT TEN           -- as joint tenants with right of survivorship and not as
                          tenants in common

      UNIF GIFT MIN ACT   __________ Custodian

                                    ____________________________________
                                         (Cust)                 (Minor)

                                    under Uniform Gifts to Minor Act
                                    ________________________________

                                                                    (State)

      Additional abbreviations may also be used though not in the above list.

                                     A-4-7

                                    EXHIBIT B

                                LIST OF CONTRACTS

                [AVAILABLE UPON REQUEST OF THE INDENTURE TRUSTEE]

                                    EXHIBIT C

                               CUSTODIAL AGREEMENT

                             [SEE ATTACHED EXHIBIT]

                                    EXHIBIT D

                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

Origen Residential Securities, Inc.
27777 South Franklin Road, Suite 1700
Southfield, Michigan 48034

JPMorgan Chase Bank, as Indenture Trustee
4 New York Plaza, 6th Floor
New York, New York 10004
Attention:  Institutional Trust Services, Origen 2004-B

      Re: Origen Manufactured Housing Contract Trust 2004-B, Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B, Class B-2

Ladies and Gentlemen:

            In connection with our acquisition of a Class B-2 Note of the above-captioned Series of Notes, we certify that (a) we understand that the Class B-2 Notes are not registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Class B-2 Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Class B-2 Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Class B-2 Notes, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or (i) the acquisition, holding and transfer of this Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (ii) this Note is rated investment grade or better and we believe that this Note is properly treated as indebtedness without substantial equity features for purposes of the U.S. Department of Labor regulation at 29 C.F.R. Section 2510.3-101, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Class B-2 Notes, any interest in the Class B-2 Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Class B-2 Notes, any interest in the Class B-2 Notes or any other similar security from, or otherwise approached or negotiated with respect to the Class B-2 Notes, any interest in the Class B-2 Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Class B-2 Notes under the Securities Act or that would render the disposition of the Class B-2 Notes a violation of
Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Class B-2 Notes, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Class B-2 Notes for our own account or for resale pursuant to Rule 144A and further, understand that such Class B-2 Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT D

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Class B-2 Notes described therein:

      As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

      In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $ ________ (1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

            __ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

            __ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

            __ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

----------
      (1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            __    Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

            __ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

            __ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

            __ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

            __ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

            __ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

            __ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

      The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreement, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

      For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Class B-2 Notes are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

      Until the date of purchase of the Class B-2 Notes, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Class B-2 Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                        _______________________________________
                                        Print Name of Transferee

                                        By: ___________________________________
                                            Name:
                                            Title:

                                        Date:

                                                            ANNEX 2 TO EXHIBIT D

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Class B-2 Notes described therein:

      As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            __ The Buyer owned $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            __ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ _______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreement, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      Until the date of purchase of the Class B-2 Notes, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Class B-2 Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                        _______________________________________
                                        Print Name of Transferee

                                        By: ___________________________________
                                            Name:
                                            Title:

                                        IF AN ADVISER:

                                        _______________________________________
                                        Print Name of Buyer

                                        Date:

                             APPENDIX A TO INDENTURE

                                   DEFINITIONS

      "Administrator": Origen Servicing, Inc. in the performance of its duties pursuant to Article VIII under the Servicing Agreement.

      "Adjusted Note Balance": Any of the Class M-1 Adjusted Note Balance, Class M-2 Adjusted Note Balance or Class B-1 Adjusted Note Balance or the Class B-2 Adjusted Note Balance.

      "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Amount Available": As to any Payment Date, an amount equal to

      (a) the sum of

            (i) all payments of interest and principal, including all partial Principal Prepayments applied and all Principal Prepayments in full and interest thereon, collected by the Servicer with respect to the Assets during the related Due Period,

            (ii) the Repurchase Price of each Asset which, during the related Due Period, the Originator purchased under the Asset Purchase Agreement on account of breaches of the Originator's representations and warranties, and

            (iii) all Liquidation Proceeds with respect to each Asset that became a Liquidated Asset during the related Due Period, minus

      (b) the sum of

            (i) amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to clauses (c) - (f), inclusive, of Section
      3.06 of the Servicing Agreement as of the close of business on the Business Day preceding such Payment Date;

            (ii) amounts payable to the Indenture Trustee and the Administrator to reimburse it for any tax imposed on the Trust and paid by the Indenture Trustee or the Administrator, and any expenses incurred in respect of tax filings, in connection with Section 6.06 of the Indenture and Section 8.01(c) of the Servicing Agreement, respectively; and

            (iii) the Interest Deficiency Remedy Amount withdrawn from the Collection Account for the immediately preceding Payment Date.

                                    App A-1

      "Amounts Held for Future Distribution": As to any Payment Date, all payments of interest and principal, including all partial Principal Prepayments applied and all Principal Prepayments in full and interest thereon, collected by the Servicer with respect to the Assets during the period commencing on the first day of the month in which such Payment Date occurs to and including the second Business Day preceding such Payment Date minus amounts permitted to be withdrawn by the Servicer from the Collection Account pursuant to clauses (c) -
(f), inclusive, of Section 3.06 of the Servicing Agreement as of the close of business on the second Business Day preceding such Payment Date with respect to such amounts collected.

      "Asset": A Contract.

      "Asset File": With respect to any Contract and Land-and-Home Contract, the related Contract File and the Land-and-Home Contract File, respectively.

      "Asset Purchase Agreement": The asset purchase agreement, dated as of September 1, 2004, among the Seller, the Depositor and the Originator.

      "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to the definition of "Land-and-Home Contract File" or returned by the appropriate recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

      "Authorized Newspaper": A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

      "Authorized Officer": With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and any authorized officer of the Servicer in its capacity as administrator of the Issuer pursuant to Article VIII of the Servicing Agreement.

      "Available Funds Cap Carry-Forward Amount": For the Class A-4 Notes, or a Class of Mezzanine Notes or the Class B Notes and any Payment Date on which the Note Rate therefor is the Available Funds Rate, will be the sum of:

            (1) the excess, if any, of (a) the amount of interest accrued thereon for such Payment Date calculated pursuant to clause (i) of the definition of Note Rate for the related Notes over (b) the amount of interest accrued thereon at the Available Funds Rate for such Payment Date;

            (2) any unpaid shortfall in interest owed to the related Notes pursuant to clause(1) on prior Payment Dates; and

                                    App A-2

            (3) interest on the amount in clause (2) at the related Note Rate.

      "Available Funds Rate": For any Payment Date will be the rate per annum equal to the weighted average of the Contract Rates on such Payment Date (weighted on the basis of the principal balance of the Contracts as of the first day of the related Due Period), net of the sum of the Indenture Trustee Fee, the Servicing Fee Rate and the Monthly Backup Servicing Fee expressed as a per annum rate multiplied by the Pool Principal Balance for the previous Payment Date, multiplied by a fraction the numerator of which is the Pool Principal Balance for the immediately preceding Payment Date and the denominator of which is the sum of the aggregate Note Balance of the Class A Notes as of the day immediately prior to such Payment Date, the Class M-l Adjusted Note Balance for such Payment Date, the Class M-2 Adjusted Note Balance for such Payment Date, the Class B-1 Adjusted Note Balance for such Payment Date and the Class B-2 Adjusted Note Balance for such Payment Date.

      "Average Sixty-Day Delinquency Ratio": The arithmetic average of the Sixty-Day Delinquency Ratios for such Payment Date and for the two immediately preceding Payment Dates.

      "Backup Servicer": Vanderbilt Mortgage and Finance, Inc., its successors in interest or any successor backup servicer appointed under the Servicing Agreement.

      "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

      "Basic Documents": The Trust Agreement, the Certificate of Trust, the Indenture, the Servicing Agreement, the Asset Purchase Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

      "Beneficial Owner": With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

      "Book-Entry Notes": Notes held by a nominee of the Depository, beneficial interests in which Notes, ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

      "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Michigan, the State of Texas, the Commonwealth of Virginia or in the city in which the Corporate Trust Office of the Indenture Trustee is located are authorized or obligated by law or executive order to be closed.

      "Certificate Distribution Account": The account or accounts created and maintained pursuant to Section 3.10(c) of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

                                    App A-3

      "Certificate Paying Agent": The meaning specified in Section 3.10 of the Trust Agreement.

      "Certificate Percentage Interest": With respect to each Certificate, the Percentage Interest stated on the face thereof.

      "Certificate Register": The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

      "Certificate Registrar": Initially, the Indenture Trustee, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.

      "Certificate of Trust": The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

      "Certificates" or "Trust Certificates": The Origen Manufactured Housing Contract Trust Series 2004-B Trust Certificates, evidencing the beneficial ownership interest in the Issuer and executed by the Trust in substantially the form set forth in Exhibit A to the Trust Agreement.

      "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register.

      "Charged-off Contract": A Contract with respect to which the Servicer has written down the outstanding principal balance thereof to zero following determination made by the Servicer that the circumstances concerning such Contract and/or valuation of the underlying collateral make the write-off of the contract balance prudent, with or without the repossession of the underlying collateral.

      "Class": Collectively, all of the Notes bearing the same class designation.

      "Class A Notes": Any of the Class A-l, Class A-2, Class A-3 or Class A-4 Notes.

      "Class A-l Notes": Any one of the Class A-l Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-1 to the Indenture.

      "Class A-2 Notes": Any one of the Class A-2 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-1 to the Indenture.

      "Class A-3 Notes": Any one of the Class A-3 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-1 to the Indenture.

      "Class A-4 Notes": Any one of the Class A-4 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-1 to the Indenture.

                                    App A-4

      "Class A Principal Payment Amount": (a) For any Payment Date other than the Final Stated Maturity Date for the Class A-4 Notes will equal the lesser of
(i) the Required Principal Payment Amount for such Payment Date and (ii) the aggregate Note Balance of the Class A Notes as of the day immediately preceding such Payment Date less the Class A Target Balance for such Payment Date and (b) for the Final Stated Maturity Date for the Class A-4 Notes will equal the aggregate Note Balance of the Class A Notes.

      "Class A Target Balance": (i) For each Payment Date (a) prior to the Stepdown Date, (b) on which a Trigger Event is in effect or (c) on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, zero and (ii) for each Payment Date on or after the Stepdown Date provided that a Trigger Event is not in effect and that the Pool Principal Balance is greater than 20% of the Pool Principal Balance as of the Cut-off Date, the Pool Principal Balance minus the greater of (x) 63.00% of the Pool Principal Balance and (y) the Overcollateralization Target Amount for such Payment Date; provided, however, that, in no event will the Class A Target Balance for any Payment Date be greater that the Class A Note Balance as of the day immediately preceding such Payment Date.

      "Class B Notes": Any Class B-1 Note or Class B-2 Note.

      "Class B-1 Adjusted Note Balance": For any Payment Date will be the lesser of (i) the Class B-1 Note Balance as of the day immediately preceding such Payment Date and (ii) the Pool Principal Balance for the previous Payment Date minus the sum of the aggregate Note Balance of the Class A Notes, the Class M-l Notes and the Class M-2 Notes as of the day immediately preceding such Payment Date.

      "Class B-1 Liquidation Loss Interest Amount": For any Payment Date and the Class B-1 Notes will be equal to the sum of:

            (1) interest at the related Note Rate that accrued during the related Interest Accrual Period on the Class B-1 Loss Balance,

            (2) any unpaid shortfall in interest owed to the Class B-1 Notes pursuant to clause (1) on prior Payment Dates, and

            (3) interest on the amount in clause (2) at the related Note Rate.

      "Class B-1 Loss Balance": With respect to the any Payment Date will be the Outstanding Note Balance of the Class B-1 Notes immediately preceding such Payment Date less the Class B-1 Adjusted Note Balance for such Payment Date.

      "Class B-1 Note": Any one of the Class B-1 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-3 to the Indenture.

      "Class B-1 Principal Payment Amount": (a) For any Payment Date other than the related Final Stated Maturity Date, will equal the lesser of (i) Required Principal Payment Amount for such Payment Date minus the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount and the Class M-2 Principal Payment Amount for such Payment Date and (ii) the Class B-1 Note Balance as of the day immediately preceding such Payment Date less the

                                    App A-5

Class B-1 Target Balance for such Payment Date and (b) for the related Final Stated Maturity Date, will equal the aggregate Note Balance of such Class.

      "Class B-1 Target Balance": (i) For each Payment Date (a) prior to the Stepdown Date, (b) on which a Trigger Event is in effect or (c) on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, zero and (ii) for each Payment Date on or after the Stepdown Date provided that a Trigger Event is not in effect and that the Pool Principal Balance is greater than 20% of the Pool Principal Balance as of the Cut-off Date, (1) the Pool Principal Balance minus the greater of (x) 28.00% of the Pool Principal Balance and (y) the Overcollateralization Target Amount for such Payment Date minus (2) the sum of the Class A Target Balance, the Class M-1 Target Balance and the Class M-2 Target Balance for such Payment Date; provided, however, that, in no event will the Class B-1 Target Balance for any Payment Date be greater that the Class B-1 Note Balance as of the day immediately preceding such Payment Date.

      "Class B-2 Adjusted Note Balance": For any Payment Date will be the lesser of (i) the Class B-2 Note Balance as of the day immediately preceding such Payment Date and (ii) the Pool Principal Balance for the previous Payment Date minus the sum of the aggregate Note Balance of the Class A Notes, the Class M-l Notes, the Class M-2 Notes and the Class B-1 Notes as of the day immediately preceding such Payment Date.

      "Class B-2 Liquidation Loss Interest Amount": For any Payment Date and the Class B-2 Notes will be equal to the sum of:

            (1) interest at the related Note Rate that accrued during the related Interest Accrual Period on the Class B-2 Loss Balance,

            (2) any unpaid shortfall in interest owed to the Class B-2 Notes pursuant to clause (1) on prior Payment Dates, and

            (3) interest on the amount in clause (2) at the related Note Rate.

      "Class B-2 Loss Balance": With respect to the any Payment Date will be the Outstanding Note Balance of the Class B-2 Notes immediately preceding such Payment Date less the Class B-2 Adjusted Note Balance for such Payment Date.

      "Class B-2 Note": Any one of the Class B-2 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-4 to the Indenture.

      "Class B-2 Principal Payment Amount": (a) For any Payment Date other than the related Final Stated Maturity Date, will equal the lesser of (i) Required Principal Payment Amount for such Payment Date minus the Class A Principal Payment Amount, the Class M-1 Principal Payment Amount, the Class M-2 Principal Payment Amount and the Class B-1 Principal Payment Amount for such Payment Date and (ii) the Class B-2 Note Balance as of the day immediately preceding such Payment Date less the Class B-2 Target Balance for such Payment Date and (b) for the related Final Stated Maturity Date, will equal the aggregate Note Balance of such Class.

                                    App A-6

      "Class B-2 Target Balance": (i) For each Payment Date (a) prior to the Stepdown Date, (b) on which a Trigger Event is in effect or (c) on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, zero and (ii) for each Payment Date on or after the Stepdown Date provided that a Trigger Event is not in effect and that the Pool Principal Balance is greater than 20% of the Pool Principal Balance as of the Cut-off Date, (1) the Pool Principal Balance minus the greater of (x) 24.50% of the Pool Principal Balance and (y) the Overcollateralization Target Amount for such Payment Date minus (2) the sum of the Class A Target Balance, the Class M-1 Target Balance, the Class M-2 Target Balance and the Class B-1 Target Balance for such Payment Date; provided, however, that, in no event will the Class B-2 Target Balance for any Payment Date be greater that the Class B-2 Note Balance as of the day immediately preceding such Payment Date.

      "Class M-l Adjusted Note Balance": For any Payment Date will be the lesser of (i) the Class M-l Note Balance as of the day immediately preceding such Payment Date and (ii) the Pool Principal Balance for the previous Payment Date minus the aggregate Note Balance of the Class A Notes as of the day immediately preceding such Payment Date.

      "Class M-1 Liquidation Loss Interest Amount": For any Payment Date and the Class M-l Notes will be equal to the sum of:

            (1) interest at the related Note Rate that accrued during the related Interest Accrual Period on the Class M-l Loss Balance,

            (2) any unpaid shortfall in interest owed to the Class M-1 Notes pursuant to clause(1) on prior Payment Dates, and

            (3) interest on the amount in clause (2) at the related Note Rate.

      "Class M-1 Loss Balance": With respect to any Payment Date will be the Outstanding Note Balance of the Class M-l Notes immediately preceding such Payment Date less the Class M-l Adjusted Note Balance for such Payment Date.

      "Class M-l Note": Any one of the Class M-l Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-2 to the Indenture.

      "Class M-l Principal Payment Amount": (a) For any Payment Date other than the related Final Stated Maturity Date, will equal the lesser of (i) Required Principal Payment Amount for such Payment Date minus the Class A Principal Payment Amount for such Payment Date and (ii) the Class M-l Note Balance as of the day immediately preceding such Payment Date less the Class M-l Target Balance for such Payment Date and (b) for the related Final Stated Maturity Date, will equal the aggregate Note Balance of such Class.

      "Class M-l Target Balance": (i) For each Payment Date (a) prior to the Stepdown Date, (b) on which a Trigger Event is in effect or (c) on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, zero and (ii) for each Payment Date on or after the Stepdown Date provided that a Trigger Event is not in effect and that the Pool Principal Balance is greater than 20% of the Pool Principal Balance as of the Cut-off Date, (1) the Pool Principal Balance minus the greater of (x) 46.38% of the Pool Principal

                                     App A-7

Balance and (y) the Overcollateralization Target Amount for such Payment Date minus (2) the Class A Target Balance for such Payment Date; provided, however, that, in no event will the Class M-l Target Balance for any Payment Date be greater that the Class M-l Note Balance as of the day immediately preceding such Payment Date.

      "Class M-2 Adjusted Note Balance": For any Payment Date will be the lesser of (i) the Class M-2 Note Balance as of the day immediately preceding such Payment Date and (ii) the Pool Principal Balance for the previous Payment Date minus the sum of the aggregate Note Balance of the Class A Notes and the Class M-l Notes as of the day immediately preceding such Payment Date.

      "Class M-2 Liquidation Loss Interest Amount": For any Payment Date and the Class M-2 Notes will be equal to the sum of:

            (1) interest at the related Note Rate that accrued during the related Interest Accrual Period on the Class M-2 Loss Balance,

            (2) any unpaid shortfall in interest owed to the Class M-2 Notes pursuant to clause (1) on prior Payment Dates, and

            (3) interest on the amount in clause (2) at the related Note Rate.

      "Class M-2 Loss Balance": With respect to the any Payment Date will be the Outstanding Note Balance of the Class M-2 Notes immediately preceding such Payment Date less the Class M-2 Adjusted Note Balance for such Payment Date.

      "Class M-2 Note": Any one of the Class M-2 Notes executed, authenticated and delivered by the Indenture Trustee, substantially in the form annexed as Exhibit A-2 to the Indenture.

      "Class M-2 Principal Payment Amount": (a) For any Payment Date other than the related Final Stated Maturity Date, will equal the lesser of (i) Required Principal Payment Amount for such Payment Date minus the Class A Principal Payment Amount and the Class M-l Principal Payment Amount for such Payment Date and (ii) the Class M-2 Note Balance as of the day immediately preceding such Payment Date less the Class M-2 Target Balance for such Payment Date and (b) for the related Final Stated Maturity Date, will equal the aggregate Note Balance of such Class.

      "Class M-2 Target Balance": (i) For each Payment Date (a) prior to the Stepdown Date, (b) on which a Trigger Event is in effect or (c) on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, zero and (ii) for each Payment Date on or after the Stepdown Date provided that a Trigger Event is not in effect and that the Pool Principal Balance is greater than 20% of the Pool Principal Balance as of the Cut-off Date, (1) the Pool Principal Balance minus the greater of (x) 36.75% of the Pool Principal Balance and (y) the Overcollateralization Target Amount for such Payment Date minus (2) the sum of the Class A Target Balance and the Class M-l Target Balance for such Payment Date; provided, however, that, in no event will the Class M-2 Target Balance for any Payment Date be

                                    App A-8
greater that the Class M-2 Note Balance as of the day immediately preceding such Payment Date.

      "Closing Date": September 29, 2004.

      "Code": The Internal Revenue Code of 1986, as amended.

      "Collateral": The meaning specified in the Granting Clause of the Indenture.

      "Collection Account": The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 3.05(a) of the Servicing Agreement, which shall be entitled "Origen Servicing, Inc., as Subservicer for JPMorgan Chase Bank, as Indenture Trustee, in trust for the registered holders of Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B." The Collection Account must be an Eligible Account.

      "Commission": The Securities and Exchange Commission.

      "Computer Tape": The computer tape generated by the Seller which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts, and includes the master file and the history file.

      "Contract File": As to each Contract, other than a Land-and-Home Contract,
(a) the fully executed original copy of the Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller or the Originator (which may be by blanket assignment), (b) the assignment of the Contract to the Seller or the Originator, (c) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation, if applicable, in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located,
(d) either (i) the original title document for the related Manufactured Home or
(ii) a duplicate certified by the appropriate governmental authority which issued the original thereof or the application for such title document, (e) evidence of one or more of the following types of perfection of the security interest in the related Manufactured Home granted by such Contract, as appropriate: (i) notation of such security interest on the title document, (ii) an original or copy of the UCC-1 financing statements, certified as true and correct by the Seller or the Originator and all necessary UCC-3 continuation statements with evidence of filing thereon or copies thereof certified by the Seller or the Originator to have been sent for filing, and UCC-3 assignments executed by the Seller or the Originator in blank, which UCC-3 assignments shall be in form and substance acceptable for filing, or (iii) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jurisdiction in which the related Manufactured Home is located, (f) an original notarized Obligor's power of attorney for each Contract, if any, signed by the Obligor, (g) insurance certificates or other evidence of the issuance of insurance, (h) the original of any guarantee executed in connection with the Contract, if any, (i) the loan transfer

                                    App A-9
agreement, if any, and (j) evidence of any other collateral security, including with respect to a Land-in-Lieu Contract, the mortgage or deed of trust, if any.

      "Contract Rate": With respect to any particular Contract, the rate of interest specified in that Contract and computed either on a "simple interest" basis or a precomputed basis, as specified in the related Contract.

      "Contracts": The manufactured housing installment sales contracts and installment loan agreements, including any Land-and-Home Contracts and any Eligible Substitute Contracts, described in the List of Contracts and constituting part of the corpus of the Trust, which Contracts are to be assigned and conveyed by the Seller to the Depositor and by the Depositor to the Trust, and includes, without limitation, all related security interests and any and all rights to receive payments which are due pursuant thereto after the applicable Cut-off Date, but excluding any rights to receive payments which are due pursuant thereto on or before the applicable Cut-off Date.

      "Corporate Trust Office": With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this instrument is located at 4 New York Plaza, 6th Floor, New York, New York 10004, Attention: Institutional Trust Services, Origen 2004-B. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attention: Corporate Trust Administration.

      "Current Realized Loss Ratio": As to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such Payment Date and each of the two immediately preceding Payment Dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Principal Balance as of the third preceding Payment Date and the Pool Principal Balance as of such Payment Date.

      "Custodial Agreement": The agreement for the retention of each Asset File and other documents, in the form set forth as Exhibit C to the Indenture.

      "Custodian": The custodian under the Custodial Agreement, which may be the Indenture Trustee or any affiliate of the Indenture Trustee, or its successor in interest or any successor to the Custodian under the Custodial Agreement as therein provided.

      "Cut-off Date": The opening of business on September 1, 2004 (or the date of its substitution, in the case of an Eligible Substitute Contract).

      "Cut-off Date Pool Principal Balance": The aggregate of the Cut-off Date Principal Balances of the Assets.

                                    App A-10

      "Cut-off Date Principal Balance": As to any Contract, the unpaid principal balance thereof at the Cut-off Date, after giving effect to all installments of principal actually received by the Servicer during or prior to the related Due Period.

      "Default": Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

      "Definitive Notes": The meaning specified in Section 4.06 of the Indenture.

      "Depositor": Origen Residential Securities, Inc., a Delaware corporation, or its successor in interest.

      "Depository" or "Depository Agency": The Depository Trust Company or a successor appointed by the Indenture Trustee. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

      "Depository Institution": Any depository institution or trust company, including the Indenture Trustee that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-l by Moody's and A-1+ by S&P.

      "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      "Determination Date": With respect to any Payment Date, the fourth Business Day before such Payment Date.

      "DOL Regulations": Regulations issued by the U.S. Department of Labor at 29 C.F.R. Section 2510.3-101.

      "Due Date": With respect to each Contract, the day of the month on which each scheduled monthly payment is due.

      "Due Period": With respect to each Payment Date, the calendar month preceding the month in which such Payment Date occurs.

      "Electronic File": A file in form and substance acceptable to the Indenture Trustee prepared by the Servicer pursuant to Section 3.04(c) of the Servicing Agreement with such additions, deletions and modifications as agreed to by the Indenture Trustee and the Servicer.

      "Electronic Ledger": The electronic master record of installment sale contracts and mortgage loans of the Seller.

                                    App A-11

      "Eligible Account": Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a segregated, non-interest bearing trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity. Eligible Accounts may bear interest.

      "Eligible Servicer": Origen Financial L.L.C., Origen Servicing, Inc., the Backup Servicer or any Person qualified to act as Servicer of the Contracts under applicable federal and state laws and regulations, which Person services not less than an aggregate of $50,000,000 in outstanding principal amount of manufactured housing conditional sales contracts and installment loan agreements.

      "Eligible Substitute Contract": As to any Replaced Contract for which such Eligible Substitute Contract is being substituted pursuant to Section 2.03(b) of the Servicing Agreement, a Contract that (a) as of the date of its substitution, satisfies all of the representations and warranties (which, except when expressly stated to be as of origination, shall be deemed to be determined as of the date of its substitution rather than as of the Cut-off Date or the Closing
Date) in Section 3.3 of the Asset Purchase Agreement and does not cause any of the representations and warranties in Section 3.3 of the Asset Purchase Agreement, after giving effect to such substitution, to be incorrect, (b) after giving effect to the scheduled payment due in the month of such substitution, has a Principal Balance that is not greater than the Principal Balance of such Replaced Contract, (c) has a Contract Rate that is at least equal to the Contract Rate of such Replaced Contract, (d) has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract and (e) is a Land-and-Home Contract if the Replaced Contract is a Land-and-Home Contract and is otherwise secured by a Manufactured Home that is similar in type and value to the collateral serving the Replaced Contract. If more than one Asset is being substituted pursuant to Section 3.7 of the Asset Purchase Agreement for more than one Replaced Contract on a particular date, then the conditions specified above shall be applied to the Contracts being substituted, in the aggregate, and the Replaced Contracts, in the aggregate.

      "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

      "Escrow Payment": As defined in Section 3.09 of the Servicing Agreement.

      "Estate in Real Property": A fee simple estate in a parcel of land.

      "Event of Default": With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) a failure by the Issuer to pay the Interest Payment Amount on any of the Notes and, if the Class A Notes are no longer outstanding, the related Liquidation Loss Interest Amount due on the most senior Class of Notes Outstanding, for a period of 30 days; or

                                    App A-12

            (ii) the failure by the Issuer on the Final Stated Maturity Date to reduce the Note Balance of any of the Notes to zero; or

            (iii) a breach by the Issuer of a negative covenant set forth in
      Section 3.16 of the Indenture; or

            (iv) there occurs a default in any material respect in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default or breach shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the aggregate Note Balance of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

            (v) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

            (vi) there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

      "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Expenses": The meaning specified in Section 7.02 of the Trust Agreement.

      "Fannie Mae": Fannie Mae, formerly known as the Federal National Mortgage Trustee Association, or any successor thereto.

      "FDIC": The Federal Deposit Insurance Corporation or any successor thereto.

                                    App A-13

      "File": An Asset File.

      "Final Stated Maturity Date": The Payment Date occurring in June, 2013, with respect to the Class A-l Notes; December, 2017, with respect to the Class A-2 Notes; August, 2021, with respect to the Class A-3 Notes; and November, 2035, with respect to the Class A-4, Class M-l, Class M-2, Class B-1 and Class B-2 Notes.

      "Freddie Mac": Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

      "Grant": Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

      "Hazard Insurance Policy": With respect to each Asset, the policy of fire and extended coverage insurance required to be maintained for the related Manufactured Home, as provided in Section 3.10 of the Servicing Agreement, and which, as provided in said Section 3.10 of the Servicing Agreement, may be a blanket mortgage impairment policy maintained by the Servicer in accordance with the terms and conditions of said Section 3.10 of the Servicing Agreement.

      "Indemnified Party": The meaning specified in Section 7.02 of the Trust Agreement.

      "Indenture": The indenture dated as of September 1, 2004, between the Issuer and the Indenture Trustee, relating to the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B.

      "Indenture Trustee": JPMorgan Chase Bank, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

      "Indenture Trustee Fee": With respect to each Payment Date, an amount equal to $1,250, plus the greater of (i) one-twelfth of the product of 0.0001% and Pool Principal Balance for the immediately preceding Payment Date (or, with respect to the first Payment Date, the Cut-off Date Pool Principal Balance) and
(ii) $1,000.

      "Independent": When used with respect to any specified Person, the Person
(i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Servicer, the Subservicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer, the Subservicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller,

                                    App A-14
the Servicer, the Subservicer, the Depositor or any Affiliate of any of the forego ing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      "Independent Certificate": A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

      "Initial Note Balance": With respect to the Class A-l Notes, $49,000,000. With respect to the Class A-2 Notes, $42,300,000. With respect to the Class A-3 Notes, $16,100,000. With respect to the Class A-4 Notes, $21,600,000. With respect to the Class M-l Notes, $19,000,000. With respect to the Class M-2 Notes, $11,000,000. With respect to the Class B-1 Notes, $10,000,000. With respect to the Class B-2 Notes, $4,000,000.

      "Insurance Proceeds": Proceeds paid by any insurer pursuant to any insurance policy or contract.

      "Interest Accrual Period": With respect to any Payment Date and the Class A Notes, the Mezzanine Notes and the Class B Notes, the calendar month preceding the month in which the Payment Date occurs.

      "Interest Deficiency Remedy Amount": With respect to any Payment Date, the sum of (a) that amount by which (i) the Interest Payment Amounts due to each Class of Notes on such Payment Date exceed (ii) the Amount Available for such Payment Date remaining after payments pursuant to Section 8.02(a)(I) required to be paid prior to payment of the Interest Payment Amount for such Class and (b) that amount by which (i) the Liquidation Loss Interest Amounts due to each class of Notes on such Payment Date exceed (ii) the Amount Available for such Payment Date remaining after payments pursuant to Sections 8.02(a)(I) required to be paid prior to payment of the Liquidation Loss Interest Amount for such Class; provided, that no Interest Deficiency Remedy Amount shall be payable on any Class after the cumulative amount of Interest Deficiency Remedy Amounts paid on that Class exceeds the applicable amount set forth below (which equals three months' interest on the Initial Note Balance of such Class).

Class             Cumulative Amount
-----             -----------------
 A-l                 $351,575.00
 A-2                 $400,792.50
 A-3                 $191,187.50
 A-4                 $294,840.00
 M-l                 $272,175.00
 M-2                 $179,025.00
 B-1                 $187,500.00
 B-2                 $ 75,000.00

                                    App A-15

      "Interest Payment Amount": With respect to any Payment Date and any Class A Notes, Mezzanine Notes and Class B Notes, the sum of:

            (1) interest at the related Note Rate that accrued during the related Interest Accrual Period on, in the case of the Class A Notes, the related Note Balance and, in the case of the Class Mezzanine Notes or the Class B Notes, the related Adjusted Note Balance,

            (2) any unpaid shortfall in interest owed to the Notes pursuant to clause (1) on prior Payment Dates, and

            (3) interest on the amount in clause (2) at the related Note Rate.

      "Investment Company Act": The Investment Company Act of 1940, as amended, and any amendments thereto.

      "IRS": The Internal Revenue Service.

      "Issuer": Origen Manufactured Housing Contract Trust 2004-B, a Delaware statutory trust, or its successor in interest.

      "Issuer Request": A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

      "Land-and-Home Contract": A Contract that is secured by a Mortgage on real estate on which the related Manufactured Home is situated, and which Manufactured Home is considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

      "Land-and-Home Contract File": As to each Land-and-Home Contract, (a) the fully executed original copy of the Land-and-Home Contract and security agreement (if separate), and all modifications thereto, executed by the Obligor evidencing indebtedness in connection with the purchase of a Manufactured Home, assigned in blank by the Seller or the Originator; (b) the original related Mortgage with evidence of recording thereon (or, if the original Mortgage has not yet been returned by the applicable recording office, a copy thereof, certified by such recording office, which will be replaced by the original Mortgage when it is so returned) and any title policy, commitment or other title document for the related Manufactured Home; (c) the assignment of the Land-and-Home Contract and the related Mortgage from the originator to the Seller or the Originator; (d) an endorsement of such Land-and-Home Contract by the Seller or the Originator to the Indenture Trustee or in blank; (e) an assignment of the related Mortgage to the Indenture Trustee or in blank; and (f) the originals of all assumptions, modifications, consolidation or extension agreements, if any, signed by the Obligor, with evidence of recording thereon, if applicable, or copies thereof with a certification that such copy represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction in which the Manufactured Home is located.

      "Land-in-Lieu Contract": A Contract that is secured by (i) a security interest in a Manufactured Home and (ii) a mortgage or deed of trust on real estate on which such

                                    App A-16

Manufactured Home is situated, but such Manufactured Home is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located.

      "Lien": Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.03 of the Servicing Agreement shall not be deemed to constitute a Lien.

      "Liquidated Contract": Any defaulted Contract as to which the Servicer has determined that all amounts which it expects to recover from or on account of such Contract have been recovered; provided that any defaulted Contract in respect of which the related Manufactured Home or Mortgaged Property, have been realized upon and disposed of and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

      "Liquidation Expenses": Out-of-pocket expenses (exclusive of any overhead expenses) which are incurred by the Servicer in connection with the liquidation of any defaulted Contract, on or prior to the date on which the related Manufactured Home and, in the case of Land-and-Home Contracts, Mortgaged Property, are disposed of, including, without limitation, legal fees and bankruptcy expenses, and any related and unreimbursed expenditures for property taxes, property preservation or restoration of the property to marketable condition.

      "Liquidated Loss Amount": As defined in Section 8.08 of the Indenture.

      "Liquidation Loss Interest Amounts": As to any Payment Date, the Class M-l Liquidation Loss Interest Amount, the Class M-2 Liquidation Loss Interest Amount and the Class B-1 Liquidation Loss Interest Amount and the Class B-2 Liquidation Loss Amount for such Payment Date.

      "Liquidation Proceeds": Cash (including Insurance Proceeds) received in connection with the liquidation of defaulted Contracts, whether through repossession, foreclosure sale or otherwise, including any rental income realized from the repossessed Manufactured Home.

      "List of Contracts": The lists identifying each Contract constituting part of the corpus of the Trust Estate, and which lists are delivered pursuant to
Section 3.01 of the Trust Agreement, as such lists may be amended from time to time pursuant to Section 3.7 of the Asset Purchase Agreement to add Eligible Substitute Assets and delete Replaced Assets. Each List of Contracts shall set forth as to each Contract identified on it (i) the Cut-off Date Principal Balance, (ii) the amount of monthly payments due from the Obligor, (iii) the Contract Rate and (iv) the maturity date.

      "Loan-to-Value Ratio": With respect to each Contract including retail contracts sourced through dealers or brokers, Land-and-Home Contracts sourced through dealers and correspondents, direct private sales and bulk purchases, a fraction, the numerator of which is the

                                    App A-17
principal balance of the contract (total amount financed), and the denominator of which is the sum of the down payment (the sum of cash, trade-in and land value) plus the principal balance of the contract (amount financed).

      "Majority Certificateholder": A Holder of more than a 50% Certificate Percentage Interest of the Certificates.

      "Manufactured Home": A unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

      "Mezzanine Note": Any Class M-l Note or Class M-2 Note.

      "Monthly Backup Servicing Fee": With respect to any Payment Date, an amount equal to $5,000 per month for months 1 through 84 after the Closing Date, $4,000 per month for months 85 through 168 and $3,000 per month thereafter. The Monthly Backup Servicing Fee shall be payable by the Indenture Trustee pursuant to Section 3.05 and Section 8.02 of the Indenture. Upon the occurrence of a Service Transfer to the Back-up Servicer as contemplated by Section 6.01 of the Servicing Agreement, payment of the Monthly Backup Servicing Fee, shall cease and the Back-up Servicer, in its role as Servicer hereunder, shall be paid the Monthly Servicing Fee. In addition, the Backup Servicer shall be paid an initial commitment fee of $25,000, which shall be paid directly by the Servicer within five (5) Business Days from the Closing Date and shall constitute an expense reimbursable to the Servicer pursuant to Section 8.02(a)(I)(xvi) of the Indenture.

      "Monthly Report": Has the meaning assigned in Section 4.01 of the Servicing Agreement.

      "Monthly Servicing Fee": As of any Payment Date, one-twelfth of the product of 1.25% and the Pool Principal Balance for the immediately preceding Payment Date (or, with respect to the first Payment Date, the Cut-off Date Pool Principal Balance).

      "Moody's": Moody's Investors Service, Inc. and its successors in interest.

      "Mortgage": The mortgage, deed of trust, security deed or similar evidence of lien, creating a first lien on an estate in fee simple in the real property securing a Land-and-Home Contract or Mortgage Loan.

      "Mortgaged Property": The property subject to the lien of a Mortgage.

      "Mortgagor": The obligor on a Mortgage Note.

      "Net Liquidation Loss": As to a Liquidated Contract, the amount, if any, by which (a) the outstanding principal balance of such Liquidated Contract plus accrued and unpaid interest thereon to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the sum of (1) the Net Liquidation Proceeds for such Liquidated Contract plus (2) the principal balance of any new Contract originated to the purchaser of the related repossessed Manufactured Home, to the extent such new Contract qualifies as an Eligible Substitute Contract and is added to the Trust Estate.

                                    App A-18

      "Net Liquidation Proceeds": As to a Liquidated Contract, all Liquidation Proceeds received on or prior to the last day of the month in which such Contract became a Liquidated Contract, net of Liquidation Expenses.

      "Nonrecoverable Advance": Any Servicing Advances which are not recovered, or which the Servicer reasonably believes will not be recovered, by the Servicer from late collections from the Obligor of the item advanced, or from Liquidation Proceeds on the related Contract, and any Servicing Advances incurred by the Servicer in connection with a delinquent or defaulted Contract which is subsequently reinstated, worked out, or otherwise cured. In determining whether a Servicing Advance is or will be nonrecoverable, the Servicer need not take into account that it might receive any amounts in a deficiency judgment. The determination by the Servicer that any Servicing Advance is, or if made would constitute, a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer of the Servicer delivered to the Indenture Trustee stating the reasons for such determination.

      "Note": Any one of the Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B, Class A-1, Class A-2, Class A-3, Class A-4, Class M-1, Class M-2, Class B-1 and Class B-2, issued under the Indenture.

      "Note Balance": With respect to each Class of Notes as of any date of determination, the Initial Note Balance less all amounts previously paid to Holders of such Class on account of principal.

      "Note Owner": The Beneficial Owner of a Note.

      "Note Payment Account": The trust account or accounts created and maintained by the Indenture Trustee pursuant to Section 3.01 of the Indenture, which shall be entitled "JPMorgan Chase Bank, as Indenture Trustee, in trust for the registered holders of Origen Manufactured Housing Contract Trust Collateralized Notes, Series 2004-B." The Note Payment Account must be an Eligible Account.

      "Note Rate": With respect to the Class A-1 Notes and any Payment Date, a rate per annum equal to 2.87%. With respect to the Class A-2 Notes and any Payment Date, a rate per annum equal to 3.79%. With respect to the Class A-3 Notes and any Payment Date, a rate per annum equal to 4.75%. With respect to the Class A-4 Notes and any Payment Date, a rate per annum equal to the lesser of
(i) 5.46% and (ii) the Available Funds Rate for such Payment Date. With respect to the Class M-1 Notes and any Payment Date, a rate per annum equal to the lesser of (i) 5.73% and (ii) the Available Funds Rate for such Payment Date. With respect to the Class M-2 Notes and any Payment Date, a rate per annum equal to the lesser of (i) 6.51% and (ii) the Available Funds Rate for such Payment Date. With respect to the Class B-1 Notes and any Payment Date, a rate per annum equal to the lesser of (i) 7.50% and (ii) the Available Funds Rate for such Payment Date. With respect to the Class B-2 Notes and any Payment Date, a rate per annum equal to the lesser of (i) 7.50% and (ii) the Available Funds Rate for such Payment Date.

      "Note Register": The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

                                    App A-19

      "Note Registrar": The Indenture Trustee, in its capacity as Note Registrar, or any successor to the Indenture Trustee in such capacity.

      "Noteholder" or "Holder": The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Indenture Trustee, the Seller or the Servicer or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee actually knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

      "Obligor": Each Person who is indebted under a Contract.

      "Offered Notes": Each Class of Notes other than the Class B-2 Notes.

      "Officer's Certificate": With respect to the Servicer, a certificate signed by the President, Managing Director, a Director, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

      "Opinion of Counsel": A written opinion of counsel acceptable to the Indenture Trustee, in its reasonable discretion which counsel may be in-house counsel for the Servicer if acceptable to the Indenture Trustee and to the Rating Agencies (if applicable).

      "Originator": Origen Financial L.L.C., or its successor in interest, in its capacity as originator of the Contracts.

      "Origen REIT": Origen Financial, Inc., a Delaware corporation.

      "Outstanding": With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

            (i) Notes theretofore canceled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

            (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course;

                                    App A-20

      "Outstanding Advance Amounts": As to any Payment Date, all servicing advances less the aggregate of all amounts actually received by the Servicer prior to such Payment Date in reimbursement for any such advances.

      "Overcollateralization Amount": With respect to any Payment Date, the excess, if any, of (a) the Pool Principal Balance for such Payment Date over (b) the aggregate Note Balance of the Class A Notes, the Mezzanine Notes and the Class B Notes after giving effect to payments to be made on such Payment Date.

      "Overcollateralization Target Amount": (i) For each Payment Date prior to the Stepdown Date, 14.00% of the Cut-off Date Pool Principal Balance, (ii) for each Payment Date on or after the Stepdown Date provided a Trigger Event is not in effect, the lesser of (x) 14.00% of the Cut-off Date Pool Principal Balance and (y) the greater of (1) 24.50% of the Pool Principal Balance for such Payment Date and (2) $9,500,000, and (iii) for each Payment Date on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date. Notwithstanding the foregoing, on any Payment Date on which the Pool Principal Balance is less than or equal to 20% of the Pool Principal Balance as of the Cut-off Date, the Overcollateralization Target Amount will equal 100% of the then-current Pool Principal Balance.

      "Owner Trust Estate": The corpus of the Issuer created by the Trust Agreement which consists of items referred to in Section 3.01 of the Trust Agreement.

      "Owner Trustee": Wilmington Trust Company, acting not in its individual capacity but solely as Owner Trustee, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

      "Owner Trustee Fee": With respect to a Payment Date, $333.34.

      "Paying Agent": Any paying agent or co-paying agent appointed pursuant to
Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

      "Payment Date": The 15th day of any month, or if such 15th day is not a Business Day, the Business Day immediately following such 15th day, commencing in October, 2004.

      "Percentage Interest": With respect to any Note, the percentage obtained by dividing the Note Balance of such Note by the aggregate Note Balances of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

      "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Indenture Trustee or any of their respective Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                                    App A-21

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds that have been rated "AAAm" or "AAAm-G" by S&P (for which the Indenture Trustee may act as sponsor, administrator or the like and receive a fee); and

            (vii) if previously confirmed in writing to the Indenture Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Notes;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

      "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

      "Plan Assets": Assets of a Plan within the meaning of Department of Labor regulation 29C.F.R.Section 2510.3-101.

      "Pool Principal Balance": As of any Payment Date, the aggregate Principal Balance at the end of the related Due Period of all Contracts that were outstanding during such Due Period.

                                    App A-22

      "Preliminary Prospectus Supplement": That certain Preliminary Prospectus Supplement dated September 20, 2004 relating to the public offering of the Offered Notes.

      "Prepayment Assumption": As set forth in the Prospectus Supplement.

      "Prepayment Period": With respect to any Payment Date, the calendar month preceding the calendar month in which such Payment Date occurs.

      "Principal Balance": As to any Contract and any Payment Date, the Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Contract prior to the last day of the related Due Period. For purposes of this definition, a Liquidated Contract shall be deemed to have a Principal Balance equal to the Principal Balance of the related Contract immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

      "Principal Prepayment": Any payment of principal made by the Obligor on a Contract which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment; provided that such a payment in an amount less than the next scheduled monthly payment may be held by the Servicer and applied to the next monthly payment due on the next due date under the related Contract.

      "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

      "Prospectus Supplement": That certain Prospectus Supplement dated September 27, 2004 relating to the public offering of the Offered Notes.

      "Purchaser Information": The information in the Prospectus and the information relating to the Underwriter in the Prospectus Supplement under the caption "Method of Distribution" and any Derived Information. The term "Derived Information" means such information, if any, in the Term Sheet that is not contained in either (i) the Prospectus, the Preliminary Prospectus Supplement or Prospectus Supplement, taking into account information incorporated therein by reference or (ii) any Pool Information, except to the extent that any Derived Information results from a Pool Error. "Pool Information" is information concerning the characteristics of the Contracts furnished to the Underwriter by the Originator, the Seller or the Servicer for use in the preparation of the Term Sheet. "Pool Error" is uncorrected Pool Information.

      "Rating Agency" or "Rating Agencies": Moody's and Standard & Poor's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and the Servicer.

      "Realized Losses": As to any Payment Date, the aggregate Net Liquidation Losses of all Contracts that became Liquidated Contracts during the immediately preceding month.

                                    App A-23

      "Record Date": With respect to each Payment Date and any Book-Entry Note, the Business Day immediately preceding such Payment Date. With respect to each Payment Date and any other Notes, including any Definitive Notes, the last Business Day of the month immediately preceding the month in which such Payment Date occurs.

      "Redemption Price": As defined in Section 8.07 of the Indenture.

      "Registered Holder": The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

      "Related Documents": With respect to each Contract, the documents specified in the definition of "Contract File" and "Land-and-Home Contract File," as applicable, and any documents required to be added to such documents pursuant to the Asset Purchase Agreement, the Trust Agreement, Indenture or the Servicing Agreement.

      "Relief Act": The Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

      "Replaced Contract": Has the meaning assigned in Section 2.03 of the Indenture.

      "Repurchase Price": With respect to a Contract to be repurchased pursuant to Section 2.03 of the Servicing Agreement, an amount equal to (a) the remaining principal amount outstanding on such Contract, plus (b) interest at the Contract Rate on such Contract from the end of the Due Period with respect to which the Obligor last made a payment through the end of the immediately preceding Due Period.

      "Required Principal Payment Amount": For any Payment Date will be the amount by which (i) the sum of the Note Balances of the Class A Notes, the Mezzanine Notes and the Class B Notes, as of the day immediately preceding such Payment Date, exceeds (ii) the Pool Principal Balance as of such Payment Date minus the Overcollateralization Target Amount for such Payment Date.

      "Responsible Officer": When used with respect to the Indenture Trustee or the Owner Trustee, any vice president, managing director, director, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any associate, any trust officer or assistant trust officer or any other officer of the Trustee having direct responsibility over this Agreement or otherwise engaged in performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Scheduled Payment": As to any Due Period and each Contract, the scheduled monthly payment of principal and/or interest required to be made by an Obligor on the related Contract.

      "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                    App A-24

      "Seller": Origen Securitization Company, LLC, and its successors and assigns, in its capacity as seller under the Asset Purchase Agreement.

      "Seller Information": The information in the Term Sheet, the Preliminary Prospectus Supplement and Prospectus Supplement other than the Purchaser Information.

      "Service Transfer": As defined in Section 6.02 of the Servicing Agreement.

      "Servicer": Origen Financial L.L.C., or any successor servicer appointed as provided in the Servicing Agreement, in its capacity as Servicer under the Servicing Agreement.

      "Servicer Event of Default": One or more of the events described in
Section 6.01 of the Servicing Agreement.

      "Servicer Remittance Date": With respect to any Payment Date, by 1:00 p.m. New York time on the Business Day preceding such Payment Date.

      "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09 of the Servicing Agreement.

      "Servicing Advance": Any Liquidation Expense incurred by the Servicer pursuant to Section 3.09 or 3.11 of the Servicing Agreement, and any advance made by the Servicer pursuant to Sections 3.06(f), 3.10 or 3.14 of the Servicing Agreement.

      "Servicing Agreement": The Servicing Agreement dated as of September 1, 2004, among the Servicer, the Backup Servicer, the Subservicer, the Originator, the Issuer and the Indenture Trustee.

      "Servicing Fee": With respect to each Contract and for any calendar month, an amount equal to the Servicing Fee Rate accrued for one month (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Obligor during such calendar month, interest for the number of days covered by such payment of interest) on the same principal amount on which interest on such Contract accrues for such calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months. A portion of such Servicing Fee may be retained by any Subservicer as its servicing compensation.

      "Servicing Fee Rate": 1.25% per annum.

      "Servicing Officer": Any officer of the Servicer or the Subservicer involved in, or responsible for, the administration and servicing of Contracts whose name appears on a list of servicing officers appearing in an Officer's Certificate furnished to the Indenture Trustee by the Servicer or the Subservicer, as the same may be amended from time to time.

      "Sixty-Day Delinquency Ratio": As to any Payment Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related Manufactured Homes have been repossessed but are still in inventory), and the denominator of which is the Pool Principal Balance as of such Payment Date.

                                    App A-25

      "Standard & Poor's" or "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors in interest.

      "Statutory Trust Statute": Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Sections 3801 et seq., as the same may be amended from time to time.

      "Stepdown Date": The earlier to occur of (i) the Payment Date on which the aggregate Note Balance of the Class A Notes has been reduced to zero and (ii) the Payment Date occurring in October, 2008.

      "Subservicer": Any Person with which the Servicer has entered into a Subservicing Agreement and which meets the qualifications of a Subservicer pursuant to Section 3.02 of the Servicing Agreement.

      "Subservicing Agreement": The written contract between the Servicer and a Subservicer relating to servicing and administration of certain Assets pursuant to Section 3.12 of the Servicing Agreement.

      "Term Sheet": That certain term sheet dated September 20, 2004 distributed to investors in connection with the offering of the Offered Notes.

      "Trigger Event": A Trigger Event is in effect with respect to any Payment Date if:

      (a) the Average Sixty Day Delinquency Ratio Test as of such Payment Date exceeds 7.50%; or

      (b) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by aggregate Principal Balance of the Contracts as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Payment Date:

  Payment Date Occurring In             Percentage
  -------------------------             ----------
October 2008 through April 2010            7.75%
May 2010 through April 2011                9.75%
May 2011 through April 2012               12.50%
May 2012 and thereafter                   14.75%

      (c) the Current Realized Loss Ratio as of such Payment Date exceeds 4.00%.

      "Trust": The Origen Manufactured Housing Contract Trust 2004-B created pursuant to the Trust Agreement.

      "Trust Agreement": The Trust Agreement, dated September 1, 2004, among the Owner Trustee, the Depositor and JPMorgan Chase Bank, as Certificate Registrar and Certificate Paying Agent, relating to the Trust.

      "Trust Estate": As defined in the Granting Clause of the Indenture.

                                    App A-26

      "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

      "UCC": The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

      "Underwriter": Citigroup Global Markets Inc., or its successors.

                                    App A-27